PSEG Power LLC
80 Park Plaza, P.O. Box 1170
Newark, NJ 07101-1170
(973) 430-7000

                                  $600,000,000

                                [LOGO] PSEG
                                       Power LLC

                                Offer to Exchange

                           6.95% Senior Notes Due 2012
               Which have been registered under the Securities Act

                           For Any and All Outstanding
                           6.95% Senior Notes Due 2012
                        Which have not been so registered

                           TERMS OF THE EXCHANGE OFFER

      o The exchange offer expires at 5:00 p.m., Eastern Time, on November 15, 2002, unless extended by us in our sole discretion, subject to applicable law.

      o The terms of the exchange notes are substantially identical to the original notes, except that the exchange notes are registered under the Securities Act and the transfer restrictions and registration rights applicable to the original notes do not apply to the exchange notes.

      o The exchange notes, like the original notes, will be fully and unconditionally guaranteed by PSEG Fossil LLC, PSEG Nuclear LLC and PSEG Energy Resources & Trade LLC on a joint and several basis. The guarantees will rank equally in right of payment to all existing and future senior unsecured indebtedness of the guarantors.

      o All original notes that are validly tendered and not validly withdrawn will be exchanged.

      o Tenders of original notes may be withdrawn at any time prior to expiration of the exchange offer.

      o We do not intend to apply for listing of the exchange notes on any securities exchange or to arrange for them to be quoted on any quotation system.

      o The exchange offer is subject to customary conditions, including the condition that the exchange offer not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission.

      o     We will not receive any proceeds from the exchange offer.

      o You will not incur any material federal income tax consequences from your participation in the exchange offer.

      Please see "Risk Factors" beginning on page 14 for a discussion of factors you should consider in connection with the exchange offer.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

               The date of this prospectus is September 25, 2002.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Where to Find More Information ..........................................     2
Incorporation of Certain Documents by Reference .........................     3
Prospectus Summary ......................................................     4
Risk Factors ............................................................    14
Forward-Looking Statements ..............................................    21
Use of Proceeds .........................................................    21
Capitalization ..........................................................    22
The Exchange Offer ......................................................    23
Description of the Exchange Notes .......................................    31
Federal Income Tax Considerations .......................................    50
Plan of Distribution ....................................................    52
Legal Opinions ..........................................................    53
Experts .................................................................    53

      When we refer to the term "note" or "notes", we are referring to both the original notes and the exchange notes to be issued in the exchange offer. When we refer to "holders" of the notes, we are referring to those persons who are the registered holders of notes on the books of the registrar appointed under the indenture. Unless the context otherwise indicates, all references to "Power," "we," "us" or "our" herein mean PSEG Power LLC, a Delaware limited liability company, and its consolidated subsidiaries. (For periods prior to August 21, 2000, " Power," "we," "us" or "our" also includes the generation business of Public Service Electric and Gas Company.)

      No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to exchange only the notes offered by this prospectus, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                     NOTICE TO NEW HAMPSHIRE RESIDENTS ONLY

      NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES ANNOTATED, 1955, AS AMENDED ("RSA"), WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE
STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF THE STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER RSA CHAPTER 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                         WHERE TO FIND MORE INFORMATION

      We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any document that we file at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. You may also obtain our filings on the Internet at the SEC's home page at http://www.sec.gov.


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      This prospectus is part of a registration statement on Form S-4 filed with the SEC under the Securities Act of 1933, as amended. It does not contain all of the information that is important to you. You should read the registration statement for further information with respect to the securities, the guarantors and us. Statements contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC highlight selected information, and in each instance reference is made to the copy of the full document as filed with the SEC.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference or deemed incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will be deemed to automatically update and supersede this incorporated information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of any particular offering of securities hereunder.

      o Our Annual Report on Form 10-K for the year ended December 31, 2001, File No. 000-49614;

      o Our Amended Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2002, File No. 000-49614;

      o     Our Amended Current Report on Form 8-K/A dated July 29, 2002; and

      o Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, File No. 000-49614.

      You can get a free copy of any of the documents incorporated by reference by making an oral or written request directed to:

                                 J. Brian Smith
                          Director, Investor Relations
                            PSEG Services Corporation
                            80 Park Plaza, 6th Floor
                                Newark, NJ 07102
                            Telephone (973) 430-6564

      You should rely only on the information contained or incorporated by reference or deemed to be incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different or additional information. You should not rely on any other information or representations. Our affairs may change after this prospectus has been distributed. You should not assume that the information in this prospectus is accurate as of any date other than its date of issuance or the dates otherwise disclosed herein.


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                               PROSPECTUS SUMMARY

   The following information is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this prospectus.

                          Summary of the Exchange Offer

The Exchange Offer ...............  We are  offering to exchange an aggregate of
                                    $600  million   principal  amount  of  6.95%
                                    Senior  Notes due 2012 for $600  million  of
                                    original notes of like series.  The original
                                    notes  may  be  exchanged  only  in  minimum
                                    denominations   of   $1,000   and   integral
                                    multiples thereof.

Issuance of the Original Notes ...  The  original  notes were issued and sold on
                                    June 7, 2002 in a transaction not requiring registration under the Securities Act.

Registration Rights ..............  At the time we issued the original notes, we entered into a registration rights agreement which obligates us to make this exchange offer.

Required Representations .........  In  order  to  participate  in the  exchange offer, you will be required to make some representations in a letter of transmittal, including that:

                                    o     you are not affiliated with us,

                                    o     you are not a broker-dealer who bought
                                          your original notes directly from us,

                                    o     you will acquire the exchange notes in
                                          the ordinary course of business, and

                                    o     you have not  agreed  with  anyone  to
                                          distribute the exchange notes.

                                    If you are a  broker-dealer  that  purchased
                                    original  notes for your own account as part
                                    of market-making or trading activities,  you
                                    may represent to us that you have not agreed
                                    with us or our  affiliates to distribute the
                                    exchange    notes.    If   you   make   this
                                    representation, you need not make the last representation provided for above.

Resale of the Exchange Notes .....  We are making the exchange offer in reliance on the position of the staff of the Division
                                    of Corporation Finance of the SEC as defined
                                    in certain  interpretive  letters  issued to
                                    third  parties  in  other  transactions.  We
                                    believe that the exchange  notes acquired in
                                    this  exchange  offer may be  freely  traded
                                    without  compliance  with the  provisions of
                                    the    Securities    Act   that   call   for
                                    registration  and delivery of a  prospectus,
                                    except  as   described   in  the   following
                                    paragraph.

                                    The exchange  notes will be freely  tradable
                                    only  if the  holders  meet  the  conditions
                                    described under  "Required  Representations"
                                    above.  If  you  are  a  broker-dealer  that
                                    purchased   original   notes  for  your  own
                                    account as part of  market-making or trading
                                    activities,  you must  deliver a  prospectus
                                    when you sell exchange notes. We have agreed
                                    in   the   registration   rights   agreement
                                    relating to the original  notes to allow you
                                    to use  this  prospectus  for  this  purpose
                                    during   the   90-day    period    following
                                    completion of the exchange offer, subject to
                                    our  right  under  some   circumstances   to
                                    restrict  your use of this  prospectus.  See
                                    "The  Exchange  Offer -- Resales of Exchange
                                    Notes".

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                                    Broker-dealers  who acquired  original notes
                                    directly from us may not rely on the staff's
                                    interpretations  and  must  comply  with the
                                    registration    and   prospectus    delivery
                                    requirements    of   the   Securities   Act,
                                    including being named as a selling security holder, in order to resell the original notes or the exchange notes.

Accrued Interest on the
  Original Notes .................  The exchange  notes will bear interest at an annual rate of 6.95%. Any interest that has accrued on the original notes before their exchange in this exchange offer will be payable on the exchange notes on the first interest payment date after the conclusion of this exchange offer.

Procedures for Exchanging
  Notes ..........................  The procedures for exchanging original notes involve notifying the exchange agent before the expiration date of the exchange offer of your intention to do so. The procedures for properly making notification are described in this prospectus under the heading "The Exchange Offer -- Procedures for Tendering Original Notes".

Expiration Date ..................  5:00 p.m.,  Eastern  Time,  on November  15,
                                    2002, unless the exchange offer is extended.

Exchange Date ....................  We will  notify  the  exchange  agent of the date of acceptance of the original notes for exchange.

Withdrawal Rights ................  If  you  tender  your  original   notes  for
                                    exchange in this exchange offer and later wish to withdraw them, you may do so at any time before 5:00 p.m., Eastern Time, on the day this exchange offer expires.

Acceptance of Original
  Notes and Delivery of
  Exchange Notes .................  We will accept any  original  notes that are properly tendered for exchange before 5:00 p.m., Eastern Time, on the day this exchange offer expires. The exchange notes will be delivered promptly after expiration of this exchange offer.

Tax Consequences .................  You  will not  incur  any  material  federal
                                    income    tax    consequences    from   your
                                    participation in this exchange offer.

Use of Proceeds ..................  We will not receive any cash  proceeds  from this exchange offer.

Exchange Agent ...................  The  Bank  of New  York  is  serving  as the exchange agent. Its address and telephone number are provided in this prospectus under the heading "The Exchange Offer -- Exchange Agent".

Effect on Holders of
  Original Notes .................  Any original  notes that remain  outstanding after this  exchange  offer will continue to
                                    be   subject   to   restrictions   on  their
                                    transfer. After this exchange offer, holders
                                    of  original  notes  will not (with  limited
                                    exceptions)  have any further  rights  under
                                    the  registration   rights  agreement.   Any
                                    market for original notes that are not exchanged could be adversely affected by the consummation of this exchange offer.

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                         Summary of the Exchange Notes

      This exchange offer applies to $600 million aggregate principal amount of the original notes. The terms of the exchange notes will be essentially the same as the original notes, except that the exchange notes will not contain language restricting their transfer and holders of the exchange notes generally will not be entitled to further registration rights under the registration rights agreement. The exchange notes issued in the exchange offer will evidence the same debt as the outstanding original notes, which they will replace, and both the original notes and the exchange notes are governed by the same indenture. The exchange notes, like the original notes, will be fully and unconditionally guaranteed by our three principal operating subsidiaries, PSEG Fossil LLC ("Fossil"), PSEG Nuclear LLC ("Nuclear") and PSEG Energy Resources & Trade LLC ("ER&T"), on a joint and several basis. The guarantees will rank equally in right of payment to all existing and future senior unsecured indebtedness of the guarantors.

Issuer ...........................  PSEG Power LLC

Securities Offered ...............  $600  million of 6.95% Senior Notes due 2012
                                    which   have  been   registered   under  the
                                    Securities Act.

Interest Payment Dates ...........  June  1  and   December   1  of  each  year,
                                    beginning December 1, 2002.

Maturity .........................  June 1, 2012.

Optional Redemption ..............  We may  redeem  any  or all of the  exchange notes at any time at a price equal to the sum of (i) 100% of the principal amount of the exchange notes being redeemed, (ii) a make whole premium and (iii) unpaid interest accrued up to and including the applicable redemption date. See "Description of the Exchange Notes -- Optional Redemption".

Ranking ..........................  The exchange notes:

                                    o     will   be   our    senior    unsecured
                                          obligations,

                                    o     will  rank  equally  with  all  of our
                                          senior unsecured indebtedness and

                                    o     will rank  senior to our  subordinated
                                          unsecured indebtedness.

                                    As of June 30,  2002,  we had  approximately
                                    $1.9 billion of indebtedness outstanding that ranks equally with the exchange notes.

Guarantees .......................  The   exchange   notes  will  be  fully  and
                                    unconditionally    guaranteed   by   Fossil,
                                    Nuclear  and  ER&T  on a joint  and  several
                                    basis.  The guarantees  will rank equally in
                                    right of payment to all  existing and future
                                    senior   unsecured   indebtedness   of   the
                                    guarantors. We have issued a guarantee of the obligations of ER&T, which guarantee is subordinate to the exchange notes.

Ratings ..........................  The  exchange   notes  have  been   assigned
                                    ratings  of  "Baa1"  by  Moody's   Investors
                                    Service,  Inc.,  "BBB+" by Fitch,  Inc.  and
                                    "BBB" by Standard & Poor's Ratings Services.

                                    A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating.

Sinking Fund .....................  None.

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Certain Covenants ................  The indenture under which the original notes were, and the exchange notes will be, issued
                                    contains  covenants  restricting  us and the
                                    above-referenced   restricted  subsidiaries.
                                    These covenants limit our ability, and the ability of our restricted subsidiaries to, among other things:

                                    o     in  the   case   of   our   restricted
                                          subsidiaries,       incur      certain
                                          indebtedness;

                                    o     create liens;

                                    o     in  the   case   of   our   restricted
                                          subsidiaries,   create  or  permit  to
                                          exist dividend or payment restrictions
                                          with respect to us;

                                    o     sell assets; and

                                    o     engage in mergers and consolidations.

                                    In  addition,   the  indenture   contains  a
                                    covenant  requiring  one of  our  restricted
                                    subsidiaries,    ER&T,   to   pay   periodic
                                    dividends  or  distributions  to us  of  the
                                    excess cash not  required  for its  business
                                    operations.   Each  of  these  covenants  is
                                    subject    to   a   number   of    important
                                    qualifications    and    exceptions.     See
                                    "Description   of  the  Exchange   Notes  --
                                    Selected Indenture Covenants."

Book-Entry Form ..................  The exchange  notes will be  represented  by one or more permanent global exchange notes in fully registered form without interest coupons, deposited with The Bank of New York as trustee, as custodian for, and registered in the name of, a nominee of DTC, except in certain limited circumstances described in this prospectus.

Risk Factors .....................  An investment in the exchange notes involves certain risks relating to our business, prospects, financial condition and results of operations and the terms of the exchange notes. These risks are described in "Risk Factors."

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                                 PSEG Power LLC

      We are one of the largest independent electric generating and wholesale energy marketing and trading companies in the United States. Through our three principal direct wholly-owned operating subsidiaries -- Nuclear, Fossil, and ER&T -- we generate and market electricity, capacity, ancillary services and natural gas products on a wholesale basis.

      We are one of four wholly-owned subsidiaries of Public Service Enterprise Group Incorporated ("PSEG"), an exempt public utility holding company. PSEG's other three subsidiaries are Public Service Electric and Gas Company ("PSE&G"), PSEG Energy Holdings Inc. and PSEG Services Corporation.

                           -------------------------
                           Public Service Enterprise
                               Group Incorporated
                                     (PSEG)
                           -------------------------
                                       |
         -----------------------------------------------------------
         |                 |                |                      |
------------------  --------------  -----------------  -------------------------
 Public Service     PSEG Power LLC    PSEG Energy      PSEG Services Corporation
Electic and Gas         (Power)       Holdings Inc.            (Services)
   Company                          (Energy Holdings)
   (PSE&G)
------------------  --------------  -----------------  -------------------------
                           |
          |------------------------------------
          |                |                  |
 ----------------  ---------------  ---------------------
 PSEG Nuclear LLC  PSEG Fossil LLC  PSEG Energy Resources
     (Nuclear)         (Fossil)          & Trade LLC
                                           (ER&T)
 ----------------  ---------------  ---------------------

      We  were   established   to  acquire,   own  and   operate  the   electric
generation-related business of our affiliate, PSE&G. This transfer occurred in August 2000.

      Our generation portfolio consists of 12,033 megawatts ("MW") of installed capacity, which is diversified by fuel source, technology and market segment. Of this total, approximately 11,653 MW are located within the Pennsylvania-New Jersey-Maryland Power Pool (the "PJM"). The portfolio's diversity represents a balance that helps to mitigate risks associated with fuel price volatility and market demand cycles. We are currently constructing projects which will increase capacity by over 2,950 MW, net of planned retirements and we are under contract to purchase an additional 1,019 MW in Connecticut. See "Recent Developments".

                         PSEG Power's Installed Capacity

   [The following table was depicted as a Pie Chart in the printed material.]

  Market Segments                 Fuel                      Technology
-------------------        -------------------        -----------------------

Load-Following  39%        Nuclear         28%        Nuclear             28%
Peaking         26%        Pumped Storage   2%        Pumped Storage       2%
Base-Load       35%        Coal            17%        Combustion Turbine  25%
                           Gas             40%        Steam               33%
                           Oil             13%        Combined Cycle      12%

      We derive our revenues and cash flows principally from our electric generation business, energy trading and related activities. Our generation asset operations are integrated with our wholesale energy, fuel supply, energy trading and risk management expertise. The generation segment of our business earns revenues by selling energy on a wholesale basis under contract to our affiliate, PSE&G, and to other power marketers and load serving entities ("LSE"), and by bidding energy, capacity and ancillary services into the wholesale energy market. The energy trading segment of our business derives revenues by trading energy, capacity, fixed transmission rights, fuel and emission allowances in the spot, forward and futures markets.

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      Our target  market,  which is  referred  to herein as the "Super  Region,"
extends from Maine to the Carolinas and the Atlantic Coast to Indiana, encompassing approximately 37% of the nation's power consumption. We are the largest power supplier in our primary market, the PJM, which is one of the nation's largest and most well-developed energy markets.

      As an Exempt Wholesale Generator ("EWG"), we do not directly serve any retail customers and use our generation facilities exclusively for the production of electricity for sale at the wholesale level. We have entered into one-year contracts commencing on August 1, 2002 with various direct bidders in the New Jersey basic generation service ("BGS") Auction, which were approved by the New Jersey Board of Public Utilities ("BPU") on February 15, 2002. As a result of this auction process, we surpassed our objective of securing contracts on more than 75% of our generation capacity.

      On May 1, 2002, PSE&G's gas supply, interstate pipeline capacity and gas storage contracts were transferred to us. We will, under a requirements contract, provide gas supply to PSE&G to serve its basic gas supply service ("BGSS") through April 1, 2004.

      The energy trading segment of our business derives its revenues and cash flows principally from trading energy, capacity, fixed transmission rights, fuel and emission allowances in the spot, forward and futures markets. The energy trading segment also derives revenues and cash flows through financial transactions, including swaps, options and futures in the energy markets. ER&T is a fully integrated energy marketing and trading organization that is active in the long-term and spot wholesale energy markets. ER&T purchases all of the capacity and energy produced by Fossil and Nuclear. In conjunction with these purchases, ER&T uses commodity and financial instruments designed to cover estimated commitments under our power supply contracts. ER&T also markets and trades electricity, capacity, ancillary services and natural gas products on a wholesale basis throughout the Super Region.

      ER&T's principal objectives are to sell and deliver physical power from Power's generating assets, reduce earnings volatility through hedging activities, procure low cost fuel and natural gas supplies, and produce net earnings from trading energy-related products around Power's physical assets. ER&T does not engage in the practice of simultaneous trading for the purpose of increasing trading volume or revenue. Consistent with its business objectives, ER&T's incentive compensation programs are based on net earnings and overall team performance, not on volume or gross revenues.

                    [A map depicting PSE&G's target market in
                 the original printed piece has been omitted.]

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      We mark to market energy trading  contracts with gains and losses included in earnings. The vast majority of these contracts have terms of less than one year and are valued using market exchange prices and broker quotes. The energy trading business provides the opportunity for greater returns on our assets. Our trading business utilizes a conservative risk management strategy to minimize exposure to long-term and short-term market risk.

      We have substantial commitments as part of our growth strategy and ongoing construction programs. We expect that the majority of our capital requirements over the next five years will be satisfied by internally generated funds, with the balance to be provided by the issuance of debt by us or at the project level and equity contributions from PSEG. For the year ended December 31, 2001, we had net plant additions of $1.5 billion.

      Our forecasted construction and investment expenditures in millions of dollars for the next five years are as follows:

              2002        2003        2004        2005        2006
              ----        ----        ----        ----        ----
              $960        $700        $340        $250        $230

      The expenditures in 2001 and projected expenditures are primarily for developing the Lawrenceburg, Indiana station (1,150 MW), the Waterford, Ohio station (850 MW) and the Bethlehem, New York station (750 MW) and increasing capacity to the Bergen (546 MW), Linden (1,218 MW) and Kearny (175 MW) stations in New Jersey. Our agreement with federal and state governments to restore alleged non-compliance with New Source Review ("NSR") regulations (which is estimated to cost $337 million over the next ten years) and other environmental related costs are also included in the forecasts. The NSR agreement is subject to public comment and judicial approval, as to which no assurance can be given.

      Our capital needs will be dictated by our strategy to continue to develop as a profitable, growth-oriented supplier in the wholesale power market. We will size our portfolio of generation assets to take advantage of market opportunities, while seeking to increase our value and manage commodity price risk through our wholesale energy trading activity.

      Factors affecting actual expenditures and investments, including ongoing construction programs, include: availability of capital, suitable investment opportunities, prices of energy and supply in markets in which we participate, economic and political trends, revised load forecasts, business strategies, site changes, cost escalations under construction contracts, and requirements of regulatory authorities and laws.

Competitive Strengths

      We believe that we are well positioned to build upon our successful history and existing asset base to remain one of the largest and one of the most competitive independent electric generating and wholesale energy marketing and trading companies in the United States. Our competitive strengths include the following:

      o We have one of the largest and most diversified unregulated generating portfolios in PJM and the eastern United States:

            o our generation assets represent a diversified mix in terms of fuel type, technology and energy market segments, which reduces our risk associated with market demand cycles and allows us to participate in each segment of the dispatch curve;

            o our assets are strategically located near concentrations of customers, allowing us to capture higher revenues during times of transmission constraints; and

            o our base load coal and nuclear assets continue to achieve high capacity factors, while our load-following and peaking units have high equivalent availability.

      o We have a wholesale marketing and trading function which is fully integrated with our generation assets, fuel procurement and trading activities. Our risk management, wholesale marketing, fuel procurement and energy trading skills allow us to optimize our portfolio of generation and natural gas assets by:

            o taking advantage of and profiting from regional supply and demand patterns;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

            o giving us the ability to opportunistically trade and source fuel for our generation assets from various locations;

            o     helping us identify  attractive  opportunities  for  expanding
                  generation  capacity  through  acquisitions,   development  or
                  contractual arrangements;

            o     hedging and protecting  the value of our generation  assets by
                  hedging    risks,    and    marketing    and   entering   into
                  customer-specific transactions; and

            o taking advantage of natural gas pipeline and storage contracts in supplying gas to service PSE&G, and other parties.

      o We possess extensive experience within PJM and surrounding regions, which provides us with in-depth knowledge and insight about the market's generation assets, market rules and transmission constraints.

      o We have a management team of seasoned individuals who have long-standing experience with our generation assets, market conditions, labor relations, business development, commodity trading and risk management.

      o We utilize a conservative risk management strategy to minimize our market and counterparty credit risks, which has been instrumental in our ability to manage risk while consistently growing the profitability of our trading operations:

            o our corporate risk management committee provides oversight of the entire process and reports directly to the PSEG Board of Directors;

            o we have a corporate risk management group independent of our trading operations that reports to the Chief Financial Officer of PSEG and provides independent risk oversight of trading activity and monitors, measures and aggregates the financial risk activities of all trading operations;

            o we monitor the value-at-risk associated with our forward positions, including our generation and sales obligations on a weekly basis, and we mark our positions to market and stress test our portfolio on a daily basis; and

            o more than 95% of our trading counterparties are investment grade entities and we continue to monitor emerging issues that may impact our counterparty credit risk.

      o     We are a committed environmental leader:

            o we led the industry as an advocate for an integrated power plant emissions strategy that would coordinate reductions of nitrogen oxides, sulfur dioxide, mercury and carbon dioxide;

            o     we   implemented   the   largest   privately-funded   wetlands
                  restoration program in the United States;

            o we achieved a voluntary 80% reduction in nitrogen oxide emissions at our New Jersey facilities; and

            o we were cited by the United States Environmental Protection Agency ("EPA") for our efforts to reduce solid and hazardous wastes.

Business Strategy

      Our objective is to continue to profitably build our generating and wholesale energy marketing and trading company based upon our successful formula of integrating generation asset operations with our wholesale energy, fuel supply, trading and risk management expertise. To implement our strategy we plan to:

      o Maximize the value of our existing generation assets based upon their location, low cost and fuel diversity. More specifically, we plan to:

            o provide for long-term power supply contracts associated with about 75% of our generation portfolio's capacity;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

            o benefit from the advantageous location of generation assets near the load centers - therefore allowing us to benefit from the impacts of transmission; and

            o     exploit  the  value of owning  generation  assets  across  the
                  entire  market  spectrum  -  base  load,   load-following  and
                  peaking.

      o Continue the strong integration between the operation of our generation assets, fuel procurement, trading and risk management. More specifically, we plan to:

            o continue to optimize the value of our generation assets by coordinating their dispatch with our fuel management and electricity and natural gas trading operations; and

            o continue to maintain a strong risk management structure through the use of best practices in risk management oversight for both market and credit risk.

      o     Profitably  expand  our  generation  asset base  across the  eastern
            United States -- focusing both within the PJM region and in adjoining regions.

      o Maintain our commitment to the environment -- both by improving the environmental performance of our generation assets and by taking a leadership position for a uniform set of stringent, but achievable, air pollution standards for all United States power plants.

                               Recent Developments

      In June 2002, Fossil announced that it had entered into a purchase agreement with Wisvest Corp., a wholly-owned subsidiary of Wisconsin Energy Corporation, pursuant to which Fossil has agreed to acquire Wisvest-Connecticut LLC, the owner of two fossil fueled electric generating facilities, the Bridgeport Harbor Station and the New Haven Harbor Station, for $220 million, plus up to $20 million for various expenditures made prior to closing plus the book value of inventory and fuel at the facilities at the time of closing. The closing of this transaction is subject to receipt of all applicable regulatory approvals.

      The Bridgeport Harbor Station is a three-unit coal- and oil-fired station with a total of 553 MW of capacity located on the west shore of Bridgeport Harbor in Bridgeport, Connecticut. The New Haven Harbor Station is a one-unit 466 MW oil- and natural gas-fired station located on the east shore of New Haven Harbor in New Haven Connecticut.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                             SELECTED FINANCIAL DATA

      The following table sets forth our summary selected consolidated financial data. The data as of December 31, 2001 and 2000, and for the three years ended December 31, 2001 have been derived from our audited financial statements incorporated by reference herein. The data as of December 31, 1999, 1998 and 1997, and for the two years ended December 31, 1998 has been derived from our audited financial statements not incorporated herein. The data as of June 30, 2002, and for the six months ended June 30, 2002 and 2001 have been derived from our unaudited financial statements incorporated by reference herein and, in the opinion of management, include all adjustments necessary for a fair presentation of our financial position and results of operations for these periods. The information set forth below should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations
("MD&A") and the Consolidated Financial Statements and accompanying Notes to Consolidated Financial Statements found in our Annual Report on Form 10-K for the year ended December 31, 2001 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2002. Data related to periods prior to August 2000 have been derived from PSE&G's financial statements and are not necessarily indicative of the financial condition, results of operations or net cash flows that would have existed had PSE&G's generation-related business been an independent company during those periods.

                                          For the Six Months
                                            Ended June 30,
                                          ------------------                  For the Years Ended December 31,
                                             (unaudited)          -------------------------------------------------------
                                           2002        2001        2001        2000         1999        1998        1997
                                          ------      ------      ------      ------      -------      ------      ------
                                            (in millions)                              (in millions)
Income Statement Data
Operating Revenue(1) ..................   $1,253      $1,237      $2,458      $2,280      $ 2,694      $2,574      $2,552
Operating Expenses(1) .................      853         800       1,671       1,568        1,763       1,940       1,925
                                          ------      ------      ------      ------      -------      ------      ------
Operating Income ......................      400         437         787         712          931         634         627
Interest Expense ......................       56          89         143         198          112         216         223
Income Taxes ..........................      141         140         250         208          291         156         101
Income Before Extraordinary
 Item .................................      203         206         394         313          516         237         195
Extraordinary Item(2) .................       --          --          --          --       (3,204)         --          --
                                          ------      ------      ------      ------      -------      ------      ------
Net Income (Loss) .....................      203         206         394         313       (2,688)        237         195
Earnings (Loss) Available to PSEG .....   $  203      $  206      $  394      $  313      $(2,691)     $  232      $  186

                                                      As of
                                                     June 30,
                                                   -------------                     As of December 31,
                                                    (unaudited)   -------------------------------------------------------
                                                       2002        2001        2000         1999        1998        1997
                                                      ------      ------      ------      -------      ------      ------
Balance Sheet Data                                 (in millions)                       (in millions)
Assets ................................               $6,515      $5,503      $4,530      $ 3,301      $8,045      $8,183
Current Liabilities ...................                  963         830       1,470        1,038         762         984
Noncurrent Liabilities ................                1,182       1,128       1,006          991       2,096       2,075
Long-Term Debt ........................               $3,314      $2,685      $2,786          $ 0           0           0
Capitalization(3) .....................               $4,370      $3,709      $2,054      $ 1,272      $5,187      $5,124

                                          For the Six Months
                                            Ended June 30,
                                          ------------------                  For the Years Ended December 31,
                                             (unaudited)          -------------------------------------------------------
                                           2002        2001        2001        2000         1999        1998        1997
                                          ------      ------      ------      ------      -------      ------      ------
                                            (in millions)                              (in millions)
Other Data
EBITDA(4) .............................   $  450      $  490      $  882      $  855      $ 1,155      $1,015      $  905
Capital Expenditures ..................   $  496      $  763      $1,525      $  493      $    95      $  272      $  175
Ratio of Earnings to
 Fixed Charges ........................     4.01x       3.78x       3.73x       3.39x        7.09x       2.51x        2.07x

----------

(1) Operating Revenue and Operating Expenses have been reclassified to conform with the net presentation of energy trading revenues and costs required by EITF 02-3.

(2) Effective April 1, 1999, we discontinued the application of SFAS 71 and recorded an extraordinary charge. The extraordinary charge consisted primarily of a write-down of our nuclear and fossil generation stations.

(3) Includes Note Payable -- Affiliated Company in the year 2000 and Accounts Payable -- due to Affiliates for 2001.

(4) Earnings before Interest, Taxes, Depreciation and Amortization. Information concerning EBITDA is presented here not as a measure of operating results, rather as a measure of ability to service debt. In addition, EBITDA may not be comparable to similarly titled measures by other companies. EBITDA should not be construed as an alternative to operating income or cash flow from operating activities, each as determined according to generally accepted accounting principles. Although we are required to meet minimum EBITDA to interest charges tests as part of our debt covenants, we use these measures in our financial and business planning process to provide reasonable assurance that our forecasts will provide adequate interest coverage to maintain or improve our target credit ratings.

--------------------------------------------------------------------------------

                                  RISK FACTORS

      In addition to the information contained elsewhere in this prospectus, prospective investors should carefully consider the risks described below. Each of the following factors could have a material adverse effect on our business, prospects, financial condition, results of operations or net cash flows.

Credit, Commodity and Financial Market Risks May Have an Adverse Impact

      The revenues generated by the operation of our generation stations are subject to market risks that are beyond our control. Our generation output will either be used to satisfy our wholesale contracts or be sold into the competitive power markets or under other bilateral contracts. Participants in the competitive power markets are not guaranteed any specified rate of return on their capital investments through recovery of mandated rates payable by purchasers of electricity. A majority of our revenue is generated by bilateral contracts for the sale of electricity with LSEs and power marketers. As such, our revenues and results of operations are dependent upon prevailing market prices for energy, capacity and ancillary services in the markets we serve.

      Among the factors that will influence the market prices for energy, capacity and ancillary services are:

      o the extent of additional supplies of capacity, energy and ancillary services from current competitors or new market entrants, including the development of new generation facilities that may be able to produce electricity less expensively;

      o changes in the rules set by regulatory authorities with respect to the manner in which electricity sales will be priced;

      o transmission congestion and access in PJM and/or other competitive markets;

      o     the  operation  of  nuclear  generation  plants  in  PJM  and  other
            competitive   markets  beyond  their  presently  expected  dates  of
            decommissioning;

      o prevailing market prices for enriched uranium, fuel oil, coal and natural gas and associated transportation costs;

      o     fluctuating weather conditions;

      o reduced growth rate in electricity usage as a result of factors such as national and regional economic conditions and the implementation of conservation programs; and

      o changes in regulations applicable to PJM and other independent system operators ("ISOs").

      As a result of the New Jersey BGS auction, we have entered into contracts with the direct suppliers of the New Jersey electric utilities, including PSE&G, beginning August 1, 2002. These bilateral contracts are subject to credit risk. This credit risk relates to the ability of counterparties to meet their payment obligations for the power delivered under each BGS contract. Any failure to collect these payments under the new BGS contracts with counterparties could have a material adverse impact on our results of operations, cash flows and financial position.

Energy  Obligations,  Available  Supply  and  Trading  Risks May Have an Adverse
Impact

      Our energy trading and marketing business frequently involves the establishment of energy trading positions in the wholesale energy markets on long-term and short-term bases. To the extent that we have forward contracts to provide or purchase energy in excess of demand, a downturn in the markets is likely to result in a loss from a decline in the value of such long positions as we attempt to sell energy in a falling market. Conversely, to the extent that we enter into forward sales contracts to deliver energy we do not own, or take short positions in the energy markets, an upturn in the energy markets is likely to expose us to losses as we attempt to cover our short positions by acquiring energy in a rising market.

      If the strategy we utilize to hedge our exposures to these various risks is not effective, we could incur significant losses. Our substantial energy trading positions can also be adversely affected by the level of volatility in the energy markets that, in turn, depends on various factors, including weather in various geographical areas and short-term supply and demand imbalances, which cannot be predicted with any certainty.

Counterparty Credit Risk or a Deterioration in Our Credit Quality May Have an Adverse Effect

      We are exposed to the risk that counterparties will not perform their obligations. Although we have devoted significant resources to develop our risk management policies, procedures and counterparty credit requirements and will continue to do so in the future, we can give no assurance that losses from our energy trading activities will not have a material adverse effect on our business, prospects, results of operations, financial condition or net cash flows.

      In connection with our energy trading business, we must meet certain credit quality standards as are required by counterparties. Standard industry contracts generally require trading counterparties to maintain investment grade ratings. These same contracts provide reciprocal benefits to us. If we lose our investment grade credit rating, ER&T would have to provide collateral in the form of letters of credit or cash, which would significantly impact the energy trading business. This would increase our costs of doing business and limit our ability to successfully conduct our energy trading operations.

Upon Expiration of BGS Contracts, We Cannot Guarantee We Will Be Able to Replace those Revenues

      Our contract to provide PSE&G's energy, capacity and ancillary services necessary to fulfill its BPU-mandated BGS expired on July 31, 2002. We have entered into one-year contracts commencing on August 1, 2002 with various direct bidders in the New Jersey BGS Auction, which were approved by the BPU on February 15, 2002. Upon the expiration of these contracts, we will have the opportunity to participate in the bidding process for New Jersey LSEs for subsequent periods. Because this will be a competitive bidding process open to other market participants, any bids we may choose to make may not be successful. Even if we are a successful bidder, we can give no assurance that our revenue stream and cash flows from a BGS contract for future periods will be the same or higher than under current contracts.

The Electric Energy Industry is Undergoing Substantial Change

      The electric energy industry in the State of New Jersey and across the country is undergoing major transformations. As a result of deregulation and the unbundling of energy supplies and services, the gas and electric retail markets are now open to competition from other suppliers. Increased competition from these suppliers could reduce the quantity of our sales and have a negative impact on our earnings and cash flows. We are affected by many issues that are common to the electric industry such as:

      o     energy sales retention and growth;

      o     revenue stability and growth;

      o     nuclear operations and decommissioning;

      o     increased   capital   investments   attributable  to   environmental
            regulations;

      o     managing energy trading operations;

      o ability to complete development or acquisition of current and future investments;

      o managing electric generation operations in locations outside of our traditional service territory;

      o     exposure to market price fluctuations and volatility;

      o     regulatory restrictions on affiliate transactions; and

      o     debt and equity market concerns.

Generation Operating Performance May Fall Below Projected Levels

      Operation below expected capacity levels may result in lost revenues, increased expenses and penalties. Individual facilities may be unable to meet operating and financial obligations resulting in reduced cash flow. The risks associated with operating power generation facilities (each of which could result in performance below expected capacity levels) include:

      o     breakdown or failure of equipment or processes;

      o     disruptions in the transmission of electricity;

      o     labor disputes;

      o     fuel supply interruptions;

      o     limitations   which  may  be  imposed  by   environmental  or  other
            regulatory requirements;

      o     permit limitations; and

      o operator error or catastrophic events such as fires, earthquakes, explosions, floods, acts of terrorism or other similar occurrences.

      Operation below expected capacity levels may result in lost revenues, increased expenses and penalties.

      Individual facilities may be unable to meet operating and financial obligations resulting in reduced cash flow.

We Are Subject to Substantial Competition From Well Capitalized Participants in the Worldwide Energy Markets

      We are subject to substantial competition in the United States from merchant generators, domestic and multi-national utility generators, fuel supply companies, engineering companies, equipment manufacturers and affiliates of other industrial companies. Restructuring of energy markets and the sale of utility-owned assets are creating opportunities for, and substantial competition from, well-capitalized entities which may adversely affect our ability to make investments on favorable terms and achieve our growth objectives. Increased competition could contribute to a reduction in prices offered for power and could result in lower returns which may affect our ability to service our outstanding indebtedness.

      Deregulation may continue to accelerate the current trend toward consolidation among domestic utilities and could also result in the further splitting of vertically-integrated utilities into separate generation, transmission and distribution businesses. As a result, additional competitors could become active in the independent power industry.

Our Ability to Service Our Debt Could Be Limited

      We are a holding company with no material assets other than the stock of our subsidiaries. Accordingly, all of our operations are conducted by our subsidiaries. We depend on our subsidiaries' cash flow and our access to capital in order to service our indebtedness. The project-related debt agreements of subsidiaries generally restrict their ability to pay dividends, make cash distributions or otherwise transfer funds to us. These restrictions may include achieving and maintaining financial performance or debt coverage ratios, absence of events of default, or priority in payment of other current or prospective obligations.

      Our subsidiaries have financed some investments using non-recourse project level financing. Each non-recourse project financing is structured to be repaid out of cash flows provided by the investment. In the event of a default under a financing agreement which is not cured, the lenders would generally have rights to the related assets. In the event of foreclosure after a default, our subsidiary may lose its equity in the asset or may not be entitled to any cash that the asset may generate.

      We can give no assurances that our current and future capital structure, operating performance or financial condition will permit us to access the capital markets or to obtain other financing at the times, in the amounts and on the terms necessary or advisable for us to successfully carry out our business strategy or to service our indebtedness.

Power Transmission Facilities May Impact Our Ability to Deliver Our Output to Customers

      If transmission is disrupted, or if transmission capacity is inadequate, our ability to sell and deliver our electric energy products may be adversely impacted. If a region's power transmission infrastructure is inadequate, our ability to generate revenues may be limited.

Regulatory Issues Significantly Impact Our Operations

      Federal, state and local authorities impose substantial regulation and permitting requirements on the electric power generation business. We are required to comply with numerous laws and regulations and to obtain numerous governmental permits in order to operate our generation stations.

      We believe that we have obtained all material energy-related federal, state and local approvals, including those required by the Nuclear Regulatory Commission (the "NRC"), currently required to operate our generation stations. Although not currently required, additional regulatory approvals may be required in the future due to a change in laws and regulations or for other reasons. No assurance can be given that we will be able to obtain any required regulatory approval that we may require in the future, or that we will be able to obtain any necessary extension in receiving any required regulatory approvals. If we fail to obtain or comply with any required regulatory approvals, there could be a material adverse effect on our ability to operate our generation stations or to sell electricity to third parties.

      We are subject to pervasive regulation by the NRC with respect to the operation of our nuclear generation stations. This regulation involves testing, evaluation and modification of all aspects of plant operation in light of NRC safety and environmental requirements. The NRC also requires continuous demonstrations that plant operations meet applicable requirements. The NRC has the ultimate authority to determine whether any nuclear generation unit may operate.

      We can give no assurance that existing regulations will not be revised or reinterpreted, that new laws and regulations will not be adopted or become applicable to us or any of our generation stations or that future changes in laws and regulations will not have a detrimental effect on our business.

Environmental Regulation May Limit Our Operations

      We are required to comply with numerous statutes, regulations and ordinances relating to the safety and health of employees and the public, the protection of the environment and land use. These statutes, regulations and ordinances are constantly changing. While we believe that we have obtained all material environmental-related approvals currently required to own and operate our facilities or that such approvals have been applied for and will be issued in a timely manner, we may incur significant additional costs because of compliance with these requirements. Failure to comply with environmental statutes, regulations and ordinances could have a material adverse effect on us, including potential civil or criminal liability and the imposition of clean-up liens or fines and expenditures of funds to bring our facilities into compliance.

      We can give no assurance that we will be able to:

      o obtain all required environmental approvals that we do not yet have or that may be required in the future;

      o     obtain  any  necessary   modifications  to  existing   environmental
            approvals;

      o     maintain   compliance  with  all  applicable   environmental   laws,
            regulations and approvals; or

      o     recover any resulting costs through future sales.

      Delay in obtaining or failure to obtain and maintain in full force and effect any such environmental approvals, or delay or failure to satisfy any applicable environmental regulatory requirements, could prevent construction of new facilities, operation of our existing facilities or sale of energy from these facilities or could result in significant additional cost to us.

We Are Subject to More Stringent Environmental Regulation than Many of Our Competitors

      Our facilities are subject to both federal and state pollution control requirements. Most of our generating facilities are located in the State of New Jersey. In particular, New Jersey's environmental programs are generally considered to be more stringent in comparison to similar programs in other states. As such, there may be instances where the facilities located in New Jersey are subject to more stringent and therefore more costly pollution control requirements than competitive facilities in other states.

Insurance Coverage May Not Be Sufficient

      We have insurance for our generation stations, including:

      o     all-risk property damage insurance;

      o     commercial general public liability insurance;

      o     boiler and machinery coverage;

      o     nuclear liability; and,

      o for our nuclear units, replacement power and business interruption insurance in amounts and with deductibles that we consider appropriate. We can give no assurance that such insurance coverage will be available in the future on commercially reasonable terms nor that the insurance proceeds received for any loss of or any damage to any of the generation stations will be sufficient to permit us to continue to make payments on our debt. Additionally, certain properties that we own may not be insured in the event of an act of terrorism.

Acquisition, Construction and Development Activities May Not Be Successful

      We may seek to acquire, develop and construct new energy projects, the completion of any of which is subject to substantial risk. This activity requires significant lead time and requires us to expend significant sums for preliminary engineering, permitting, fuel supply, legal and other expenses in preparation for competitive bids or before it can be established whether a project is economically feasible.

      The construction, expansion or refurbishment of a power generation facility may involve:

      o     equipment and material supply interruptions;

      o     labor disputes;

      o     unforeseen engineering environmental and geological problems; and

      o     unanticipated cost overruns.

      The proceeds of any insurance, vendor warranties or performance guarantees may not be adequate to cover lost revenues, increased expenses or payments of liquidated damages. In addition, some power purchase contracts permit the customer to terminate the related contract, retain security posted by the developer as liquidated damages or change the payments to be made to the subsidiary or the project affiliate in the event certain milestones, such as commencing commercial operation of the project, are not met by specified dates. If project start-up is delayed and the customer exercises these rights, the project may be unable to fund principal and interest payments under its project financing agreements. We can give no assurance that we will obtain access to the substantial debt and equity capital required to develop and construct new generation projects or to refinance existing projects to supply anticipated future demand.

Changes in Technology May Make Our Power Generation Assets Less Competitive

      A key element of our business plan is that generating power at central power plants produces electricity at relatively low cost. There are other technologies that produce electricity, most notably fuel cells, microturbines, windmills and photovoltaic (solar) cells. While these methods are not currently cost-effective, it is possible that advances in technology will reduce the cost of alternative methods of producing electricity to a level that is competitive with that of most central station electric production. If this were to happen, our market share could be eroded and the value of our power plants could be significantly impaired. Changes in technology could also alter the channels through which retail electric customers buy electricity, thereby adversely affecting our financial results.

Recession, Acts of War or Terrorism Could Have an Adverse Impact

      The long-term consequences of the September 11, 2001 terrorist attacks on the United States are difficult to predict. The consequences of a prolonged recession and market conditions may include the continued uncertainty of energy prices and the capital and commodity markets. We cannot predict the impact of any continued economic slowdown or fluctuating energy prices; however, such impact could have a material adverse effect on our financial condition, results of operations and net cash flows.

      Like other operators of major industrial facilities, our generation plants may be targets of terrorist activities that could result in disruption of our ability to produce or distribute some portion of our energy products. Any such disruption could result in a significant decrease in revenues and/or significant additional costs to repair, which could have a material adverse impact on our financial condition, results of operation and net cash flows.

Our Indenture May Restrict Our Ability to Enter into Certain Transactions

      Our Indenture restricts our ability and the ability of our Restricted Subsidiaries (as defined below under "Description of the Senior Notes -- Definitions") to, among other things:

      o     in  the  case  of  our   Restricted   Subsidiaries,   incur  certain
            indebtedness;

      o     create liens;

      o in the case of our Restricted Subsidiaries, create or permit to exist dividend or payment restrictions with respect to us;

      o     sell assets; and

      o     engage in mergers and consolidations.

      These restrictions may limit our ability to finance future operations, respond to changing business and economic conditions, secure any needed additional financing and engage in opportunistic transactions. See "Description of the Exchange Notes -- Selected Indenture Covenants."

We are Subject to Control by PSEG

      Our sole limited liability company member, PSEG, controls the election of our directors and all other matters submitted for member approval and has control over our management and affairs. In circumstances involving a conflict of interest between PSEG, as the sole member, on the one hand, and our creditors, on the other, we can give no assurance that PSEG would not exercise its power to control us in a manner that would benefit PSEG to the detriment of our creditors, including the holders of the exchange notes.

      The Indenture imposes no limitations on our ability to pay dividends or to make other payments to PSEG or on our ability to enter into transactions with PSEG or our other affiliates.

There is No Public Market for the Exchange Notes

      We do not intend to list the exchange notes on any U.S. securities exchange. We can give no assurance concerning the liquidity of any market that may develop for the exchange notes, the ability of any investor to sell the exchange notes or the price at which investors would be able to sell their exchange notes.

Fraudulent Transfer Statutes and Similar Limitations May Limit Your Rights as a Noteholder

      Each of our Restricted Subsidiaries will guarantee our obligations on the exchange notes (each a "Subsidiary Guaranty"). See "Description of the Exchange Notes -- Guaranty of Senior Notes."

      Under federal and state fraudulent transfer laws, a court could find that the Subsidiary Guaranty provided by a Restricted Subsidiary constituted a fraudulent conveyance by that Restricted Subsidiary. To do so, a court would typically have to find that, at the time the Subsidiary Guaranty was issued, the relevant Restricted Subsidiary:

      o issued the Subsidiary Guaranty with the intent of hindering, delaying or defrauding our current or future creditors; or

      o (a) received less than fair consideration or reasonably equivalent value for incurring the indebtedness represented by its Subsidiary Guaranty; and (b) either (x) was insolvent or was rendered insolvent by reason of the issuance of the Subsidiary Guaranty, (y) was engaged, or about to engage, in a business or transaction for which its assets were unreasonably small or (z) intended to incur, or believed or should have believed it would incur, debts beyond its ability to pay as such debts mature.

Many of the foregoing terms are defined in or interpreted under those fraudulent transfer statutes.

      Different jurisdictions define "insolvency" differently. However, an entity generally would be considered insolvent at the time it incurred any particular obligation if (1) its liabilities exceeded its assets, at a fair valuation, or (2) the present saleable value of its assets is less than the amount required to pay its total existing debts and liabilities (including any probable liability related to contingent liabilities) as they become absolute or matured. We cannot assure you of the standard a court would apply in order to determine whether any Restricted Subsidiary was "insolvent" as of the date the applicable Subsidiary Guaranty was issued, or that regardless of the method of valuation, a court would not determine, regardless of whether such Restricted Subsidiary was insolvent on the date the Subsidiary Guaranty was issued, that the payments constituted fraudulent transfers on another ground.

      If a court were to make any such finding, it could:

      o avoid all or a portion of the relevant Restricted Subsidiary's obligations on the Subsidiary Guarantees;

      o subordinate the relevant Restricted Subsidiary's obligations on the Subsidiary Guarantees to obligations owed to its other existing and future creditors, entitling those creditors to be paid in full before any payment is made on the relevant Subsidiary Guaranty; and/or

      o take other actions detrimental to you, including invalidating the relevant Subsidiary Guaranty.

      In that event, we cannot assure you that you would receive any payment under the Subsidiary Guaranty of the relevant Restricted Subsidiary.

If You Fail to Exchange Original Notes, They Will Remain Subject to Transfer Restrictions

      Any original notes that remain outstanding after this exchange offer will continue to be subject to restrictions on their transfer. After this exchange offer, holders of original notes will not (with limited exceptions) have any further rights under the exchange and registration rights agreement. Any market for original notes that are not exchanged could be adversely affected by the conclusion of this exchange offer.

Late Deliveries of Notes and Other Required Documents Could Prevent a Holder From Exchanging Its Notes

      Holders are responsible for complying with all exchange offer procedures. Issuance of exchange notes in exchange for original notes will only occur upon completion of the procedures described in this prospectus under the heading "The Exchange Offer -- Procedures for Tendering Original Notes". Therefore, holders of original notes who wish to exchange them for exchange notes should allow sufficient time for timely completion of the exchange procedure. We are not obligated to notify you of any failure to follow the proper procedure.

If You Are a Broker-Dealer, Your Ability to Transfer the Notes May Be Restricted

      A broker-dealer that purchased original notes for its own account as part of market-making or trading activities must deliver a prospectus when it sells the exchange notes. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their exchange notes.

                           FORWARD-LOOKING STATEMENTS

      This prospectus includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our projections, future capital expenditures, business strategy, competitive strengths, goals, expansion, market and industry developments and the growth of our businesses and operations, are forward-looking statements. These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. However, actual results and developments may differ materially from our expectations and predictions due to a number of risks and uncertainties, many of which are beyond our control. These risks and uncertainties include:

      o the significant considerations and risk factors discussed in this prospectus;

      o     general and local economic, market or business conditions;

      o demand (or lack thereof) for electricity, capacity and ancillary services in the markets served by our generation units;

      o     increasing competition from other companies;

      o the acquisition and development opportunities (or lack thereof) that may be presented to and pursued by us;

      o     changes in laws or regulations that are applicable to us;

      o     environmental constraints on construction and operation;

      o     the rapidly changing market for energy products; and

      o     access to capital.

      Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by us will be realized or, even if realized, will have the expected consequences to or effects on us or our business, prospects, financial condition or results of operations. You should not place undue reliance on these forward-looking statements in making your investment decision. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to these forward-looking statements to reflect events or circumstances that occur or arise or are anticipated to occur or arise after the date hereof. In making an investment decision regarding the exchange notes, we are not making, and you should not infer, any representation about the likely existence of any particular future set of facts or circumstances.

                                 USE OF PROCEEDS

      The exchange offer is intended to satisfy some of our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. In exchange for issuing the exchange notes as described in this prospectus, we will receive an equal principal amount of original notes, which will be canceled.

      The net proceeds from the sale of the original notes were used to repay $545 million of inter-company indebtedness payable to affiliates and for general company purposes.

                                 CAPITALIZATION

      The following table sets forth our consolidated capitalization as of June 30, 2002.

                                                      As of June 30, 2002
                                                      -------------------
                                                          (unaudited)
                                                         (in millions)
         Long-term Debt: ..........................
          6 7/8% Senior Notes due 2006 ............         $  500
          7 3/4% Senior Notes due 2011 ............            800
          6.95% Senior Notes due 2012 .............            600
          8 5/8% Senior Notes due 2031 ............            500
          Project Level, Non-Recourse Debt ........            800
          Pollution Control Notes .................            124
          Unamortized Discount ....................            (10)
                                                            ------
          Total Debt ..............................         $3,314
                                                            ------
         Member's Equity(1) .......................          2,042
         Basis Adjustment .........................           (986)
                                                            ------
         Total Capitalization .....................         $4,370
                                                            ======

----------

(1) We are a limited liability company of which PSEG is the sole owner and member.

                               THE EXCHANGE OFFER

Purpose of the Exchange Offer

      In connection with the sale of the original notes, we and the subsidiary guarantors entered into a registration rights agreement with the initial purchasers. Under the registration rights agreement, we and the subsidiary guarantors agreed to use our best efforts to complete the exchange offer and to file and cause to become effective with the SEC a registration statement for the exchange of the original notes for exchange notes.

      The terms of the exchange notes are the same as the terms of the original notes except that the exchange notes have been registered under the Securities Act and will not be subject to some restrictions on transfer that apply to the original notes. In that regard, the original notes provide, among other things, that if the exchange offer has not been consummated within the period specified in the registration rights agreement, the interest rate on the original notes will increase by 0.50% per annum, until the exchange offer is consummated.

      Upon completion of the exchange offer, holders of original notes will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances. See "Risk Factors -- If You Fail to Exchange Original Notes, They Will Remain Subject to Transfer Restrictions" and "Description of the Exchange Notes". The exchange offer is not being made to holders of original notes in any jurisdiction in which the exchange offer or the acceptance of the notes would not comply with securities or blue sky laws. Unless the context requires otherwise, the term "holder" with respect to the exchange offer means any person who has obtained a properly completed bond power from the registered holder, or any person whose original notes are held of record by The Depository Trust Company ("DTC") who desires to deliver such original notes by book-entry transfer at DTC. We will exchange as soon as practicable after the expiration date of the exchange offer the original notes for a like aggregate principal amount of the exchange notes.

      Completion of the exchange offer is subject to the conditions that the exchange offer not violate any applicable law or interpretation of the staff of the Division of Corporate Finance of the SEC and that no injunction, order or decree has been issued which would prohibit, prevent or materially impair our ability to proceed with the exchange offer. The exchange offer is also subject to various procedural requirements discussed below with which holders must comply. We reserve the right, in our absolute discretion, to waive compliance with these requirements subject to applicable law.

Terms of the Exchange Offer

      We are offering, upon the terms and subject to the conditions described in this prospectus and in the accompanying letter of transmittal, to exchange up to $600 million aggregate principal amount of exchange notes for a like aggregate principal amount of original notes properly tendered on or before the expiration date of the exchange offer and not properly withdrawn in accordance with the procedures described below. We will issue, promptly after the expiration date of the exchange offer, an aggregate principal amount of up to $600 million of exchange notes in exchange for a like principal amount of outstanding original notes tendered and accepted in connection with the exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See "-- Fees and Expenses".

      Holders may tender their original notes in whole or in part in minimum denominations of $1,000 and integral multiples in excess thereof. The exchange offer is not conditioned upon any minimum principal amount of original notes being tendered. As of the date of this prospectus, $600 million aggregate principal amount of the original notes is outstanding. (Holders of original notes do not have any appraisal or dissenters' rights in connection with the exchange offer. Original notes which are not tendered for or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture, but will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances. See "Risk Factors -- If You Fail to Exchange Original Notes, They Will Remain Subject to Transfer Restrictions" and "Description of the Exchange Notes". If any tendered original notes are not accepted for exchange because of an invalid tender, the occurrence of other events described in this prospectus or otherwise, appropriate book-entry transfer will be made, without expense, to the tendering holder of the notes promptly after the expiration date of the exchange offer. Holders who tender original notes in connection with the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original notes in connection with the exchange offer.

      Neither we nor our Board of Directors make any recommendation to holders of original notes as to whether to tender or refrain from tendering all or any portion of their original notes in the exchange offer. In addition, no one has been authorized to make any recommendation as to whether holders should tender notes in the exchange offer. Holders of original notes must make their own decisions whether to tender original notes in the exchange offer and, if so, the aggregate amount of original notes to tender based on the holders' own financial positions and requirements.

Expiration Date; Extensions; Amendments

      The term "expiration date" means 5:00 p.m., Eastern Time, on November 15, 2002. However, if the exchange offer is extended by us, the term "expiration date" will mean the latest date and time to which we extend the exchange offer.

      We expressly reserve the right in our sole and absolute discretion, subject to applicable law, at any time and from time to time:

      o     to delay the acceptance of the original notes for exchange,

      o to extend the expiration date of the exchange offer and retain all original notes tendered in the exchange offer, subject, however, to the right of holders of original notes to withdraw their tendered original notes as described under "-- Withdrawal Rights", and

      o to waive any condition or otherwise amend the terms of the exchange offer in any respect.

      If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly

      o disclose the amendment in a prospectus supplement that will be distributed to the registered holders of the original notes,

      o     we  will  file  a  post-effective   amendment  to  the  registration
            statement filed with the SEC with regard to the exchange notes and the exchange offer, and

      o we will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

      We will promptly notify the exchange agent by making an oral or written public announcement of any delay in acceptance, extension, termination or amendment. This announcement in the case of an extension will be made no later than 9:00 a.m., Eastern Time, on the next business day after the previously scheduled expiration date. Without limiting the manner in which we may choose to make any public announcement and, subject to applicable law, we will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

Acceptance for Exchange and Issuance of Exchange Notes

      Upon the terms and subject to the conditions of the exchange offer, we will exchange and issue to the exchange agent, exchange notes for original notes validly tendered and not withdrawn promptly after the expiration date. In all cases, delivery of exchange notes in exchange for original notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

      - original notes or a book-entry confirmation of a book-entry transfer of original notes into the exchange agent's account at DTC, including an agent's message (as defined below) if the tendering holder has not delivered a letter of transmittal,

      - the letter of transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees or (in the case of a book-entry transfer) an agent's message instead of the letter of transmittal, and

      -     any other documents required by the letter of transmittal.

      The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of original notes into the exchange agent's account at DTC. The term "agent's message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering DTC participant. This acknowledgment states that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against the participant.

      Subject to the terms and conditions of the exchange offer, we will be deemed to have accepted for exchange, and therefore exchanged, original notes validly tendered and not withdrawn as, if and when we give oral or written notice to the exchange agent of our acceptance of such original notes for exchange pursuant to the exchange offer. The exchange agent will act as agent for us for the purpose of receiving tenders of original notes, letters of transmittal and related documents, and as agent for tendering holders for the purpose of receiving original notes, letters of transmittal and related documents and transmitting exchange notes to validly tendering holders. This exchange will be made promptly after the expiration date.

      If, for any reason whatsoever, acceptance for exchange or the exchange of any tendered original notes is delayed, whether before or after our acceptance for exchange of original notes, or we extend the exchange offer or are unable to accept for exchange or exchange tendered original notes, then, without prejudice to the rights we have in the exchange offer, the exchange agent may, nevertheless, on our behalf and subject to Rule 14e-1(c) under the Exchange Act, retain tendered original notes. These original notes may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "-- Withdrawal Rights".

      Under the letter of transmittal or agent's message, a holder of original notes will warrant and agree that it has full power and authority to tender, exchange, sell, assign and transfer original notes, that we will acquire good, marketable and unencumbered title to the tendered original notes, free and clear of all liens, restrictions, charges and encumbrances, and the original notes tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by us or the exchange agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the original notes tendered in the exchange offer.

Procedures for Tendering Original Notes

      Valid Tender. Except as indicated below, in order for original notes to be validly tendered in the exchange offer, an original copy or facsimile of a properly completed and duly executed letter of transmittal, with any required signature guarantees, or, in the case of a book-entry tender, an agent's message instead of the letter of transmittal, and any other required documents, must be received by the exchange agent at one of its addresses listed under "-- Exchange Agent". In addition, either:

      -     tendered original notes must be received by the exchange agent,

      - the tender of original notes must follow the procedures for book-entry transfer described below and a book-entry confirmation, including an agent's message if the tendering holder has not delivered a letter of transmittal, must be received by the exchange agent, in each case on or before the expiration date, or

      - the guaranteed delivery procedures described below must be complied with.

      If less than all of the original notes are tendered, a tendering holder should fill in the amount of original notes being tendered in the appropriate box on the letter of transmittal. The entire amount of original notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

      The method of delivery of certificates, the letter of transmittal and all other required documents is at the option and sole risk of the tendering holder. Delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, we recommend properly insured registered mail, return receipt requested, or an overnight delivery service. In all cases, you should allow sufficient time to ensure timely delivery.

      Book-Entry Transfer. The exchange agent will establish an account with respect to the original notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the original notes by causing DTC to transfer such Original Notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of original notes may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an agent's message instead of the letter of transmittal, and any other required documents, must in any case be delivered to and received by the exchange agent at its address listed under "-- Exchange Agent" on or before the expiration date. Alternatively, the guaranteed delivery procedure described below must be complied with.

      Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the exchange agent.

      Signature Guarantees. Certificates for the original notes need not be endorsed and signature guarantees on the letter of transmittal are unnecessary unless

      (1) a certificate for the original notes is registered in a name other than that of the person surrendering the certificate or (2) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the letter of transmittal. In the case of (1) or (2) above, the certificates for original notes must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the letter of transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein):

      -     a bank;

      -     a  broker,   dealer,   municipal  securities  broker  or  dealer  or
            government securities broker or dealer;

      -     a credit union;

      - a national securities exchange, registered securities association or clearing agency; or

      - a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of that Eligible Institution. See Instruction 1 to the letter of transmittal.

      Guaranteed Delivery. If a holder desires to tender original notes in the exchange offer and the certificates for the original notes are not immediately available or time will not permit all required documents to reach the exchange agent on or before the expiration date, or the procedures for book-entry transfer cannot be completed on a timely basis, the original notes may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

      (1) the tenders are made by or through an Eligible Institution;

      (2) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the letter of transmittal, is received by the exchange agent, as provided below, on or before the expiration date; and

      (3) the certificates (or a book-entry confirmation) representing all tendered original notes, in proper form for transfer, together with a properly completed and duly executed letter of transmittal (or facsimile thereof), with any required signature guarantees, or an agent's message instead of the letter of transmittal, and any other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

      The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the exchange agent and must include a guarantee by an Eligible Institution in the form shown in the notice. Regardless of any other provision in this prospectus, the delivery of exchange notes in exchange for original notes tendered and accepted for exchange in the exchange offer will in all cases be made only after timely receipt by the exchange agent of original notes, or of a book-entry confirmation with respect to those original notes, and an original copy or facsimile of a properly completed and duly executed letter of transmittal, together with any required signature guarantees, or an agent's message instead of the letter of transmittal, and any other documents required by the letter of transmittal. Accordingly, the delivery of exchange notes might not be made to all tendering holders at the same time, and will depend upon when original notes, book-entry confirmations with respect to original notes and other required documents are received by the exchange agent. Our acceptance for exchange of original notes tendered under any of the procedures described above will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions of the exchange offer.

      Determination of Validity. All questions as to the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of any tendered original notes will be determined by us, in our sole discretion. The interpretation by us of the terms and conditions of the exchange offer, including the letter of transmittal and the accompanying instructions, will be final and binding.

      We reserve the absolute right, in our sole and absolute discretion, to reject any and all tenders determined by us not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of our counsel, be unlawful. We also reserve the absolute right, subject to applicable law, to waive any condition or irregularity in any tender of original notes of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders. No tender of original notes will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither we, any of our affiliates or assigns, the exchange agent nor any other person will be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any notification.

      If any letter of transmittal, endorsement, bond power, power of attorney, or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and unless waived by us, proper evidence satisfactory to us, in our sole discretion, of that person's authority must be submitted. A beneficial owner of original notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact that entity promptly if that beneficial holder wishes to participate in the exchange offer.

Resales of Exchange Notes

      We are making the exchange offer for the exchange notes in reliance on the position of the staff of the Division of Corporation Finance of the SEC as defined in certain interpretive letters addressed to third parties in other transactions. However, we did not seek our own interpretive letter and we cannot assure you that the staff of the Division of Corporation Finance of the SEC would make a similar determination with respect to the exchange offer as it has in other interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the SEC, and subject to the two immediately following sentences, we believe that exchange notes issued pursuant to this exchange offer in exchange for original notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such exchange notes are acquired in the ordinary course of the holder's business and that the holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of the exchange notes.

      However, any holder of original notes who is an "affiliate" of ours or who intends to participate in the exchange offer for the purpose of distributing exchange notes, or any broker-dealer who purchased original notes from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act,

      (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the SEC defined in the above-mentioned interpretive letters,

      (b) will not be permitted or entitled to tender such original notes in the exchange offer and

      (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such original notes unless such sale is made pursuant to an exemption from such requirements.

      In addition, as described below, if any broker-dealer holds original notes acquired for its own account as a result of market-making or other trading activities and exchanges those original notes for exchange notes, then that broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of those exchange notes. Each holder of original notes who wishes to exchange original notes for exchange notes in the exchange offer will be required to represent that:

      -     it is not an "affiliate" of ours,

      - any exchange notes to be received by it are being acquired in the ordinary course of its business,

      -     it  has  no  arrangement  or   understanding   with  any  person  to
            participate in a distribution  (within the meaning of the Securities
            Act) of such exchange notes, and

      - if the tendering holder is not a broker-dealer, that holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of its exchange notes.

      In addition, we may require the holder, as a condition to that holder's eligibility to participate in the exchange offer, to furnish to us (or an agent of ours) in writing, information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom that holder holds the original notes to be exchanged in the exchange offer.

      Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it acquired the original notes for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those exchange notes. The letter of transmittal states that by making that acknowledgement and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an
"underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the SEC in the interpretive letters referred to above, we believe that participating broker-dealers who acquired original notes for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the exchange notes received upon exchange of original notes (other than original notes which represent an unsold allotment from the initial sale of the original notes) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for this exchange offer so long as it contains a description of the plan of distribution regarding the resale of the exchange notes.

      Accordingly, this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of exchange notes received in exchange for original notes where the original notes were acquired by the participating broker-dealer for its own account as a result of market-making or other trading activities. See "Plan of Distribution". Subject to certain provisions contained in the registration rights agreement, we have agreed that this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of exchange notes for a period not exceeding 90 days after the expiration date. However, a participating broker-dealer who intends to use this prospectus in connection with the resale of exchange notes received in exchange for original notes pursuant to the exchange offer must notify us on or before the expiration date that it is a participating broker-dealer. This notice may be given in the space provided for that purpose in the letter of transmittal or may be delivered to the exchange agent at one of the addresses set forth herein under "-- Exchange Agent".

      Any participating broker-dealer who is an "affiliate" of ours may not rely on these interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In that regard, each participating broker-dealer who surrenders original notes in the exchange offer will be deemed to have agreed, by execution of the letter of transmittal or an agent's message, that upon receipt of notice from us of the occurrence of any event or the discovery of:

      (1) any fact which makes any statement contained or incorporated by reference in this prospectus untrue in any material respect or

      (2) any fact which causes this prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference in this prospectus, in light of the circumstances under which they were made, not misleading, or

      (3) the occurrence of other events specified in the registration rights agreement,

that participating broker-dealer will suspend the sale of exchange notes under this prospectus until we have amended or supplemented this prospectus to correct the misstatement or omission and have furnished copies of the amended or supplemented prospectus to the participating broker-dealer, or we have given notice that the sale of the exchange notes may be resumed, as the case may be.

Withdrawal Rights

      Except as otherwise provided in this prospectus, tenders of original notes may be withdrawn at any time on or before the expiration date. In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of the notice of withdrawal must be timely received by the exchange agent at its address listed under "-- Exchange Agent" on or before the expiration date. Any notice of withdrawal must specify the name of the person who tendered the original notes to be withdrawn, the aggregate principal amount of original notes to be withdrawn, and, if certificates for the original notes have been tendered, the name of the registered holder of the original notes, if different from that of the person who tendered the original notes.

      If original notes have been delivered or otherwise identified to the exchange agent, then before the physical release of the original notes, the tendering holder must submit the serial numbers shown on the particular original notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of original notes tendered for the account of an Eligible Institution. For original notes tendered under the procedures for book-entry transfer described in "-- Procedures for Tendering Original Notes", the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of original notes, in which case a notice of withdrawal will be effective if delivered to the exchange agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of original notes may not be rescinded. Original notes properly withdrawn will not be deemed validly tendered for purposes of the exchange offer, but may be retendered at any subsequent time on or before the expiration date by following any of the procedures described above under "-- Procedures for Tendering Original Notes". All questions as to the validity, form and eligibility, including time of receipt, of withdrawal notices will be determined by us, in our sole discretion, whose determination shall be final and binding on all parties. Neither we, the subsidiary guarantors, the exchange agent nor any other person is under any duty to give any notification of any irregularities in any notice of withdrawal nor will those parties incur any liability for failure to give that notice. Any original notes which have been tendered but which are withdrawn will be returned to the holder promptly after withdrawal.

Interest on Exchange Notes

      Interest on the Senior Notes will accrue at the rate of 6.95% per annum and will be payable semi-annually in arrears on June 1 and December 1 of each year, commencing December 1, 2002. We will make each interest payment to the persons in whose names the exchange notes are registered at the close of business on the 15th day immediately preceding the applicable interest payment date. The exchange notes will bear interest from and including the last interest payment date on the original notes, or if one has not yet occurred, the date of issuance of the original notes. Accordingly, holders of original notes that are accepted for exchange will not receive accrued but unpaid interest on original notes at the time of tender. Rather, that interest will be payable on the exchange notes delivered in exchange for the original notes on the first interest payment date after the expiration date.

Accounting Treatment

      The exchange notes will be recorded at the same carrying value as the original notes for which they are exchanged, which is the aggregate principal amount of the original notes, as reflected in our accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized in connection with the exchange offer. The cost of the exchange offer will be amortized over the term of the exchange notes.

Exchange Agent

      The Bank of New York has been appointed as the exchange agent for the exchange offer. Delivery of the letters of transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this prospectus or of the letters of transmittal should be directed to the exchange agent as follows:

                        By Registered or Certified Mail:
                               101 Barclay Street
                                  Floor 7 East
                               New York, NY 10286
                          Attention: Ms. Diane Amoroso
                            Reorganization Department

                     By Hand or Overnight Delivery Service:
                              The Bank of New York
                               101 Barclay Street
                     Corporate Trust Window -- Ground Level
                               New York, NY 10286
                          Attention: Ms. Diane Amoroso
                            Reorganization Department

           By Facsimile Transmission (for Eligible Institutions only):
                                 (212) 298-1915
                              Confirm by Telephone:
                                or (212) 815-3798

      Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

Fees and Expenses

      We have agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of original notes, and in handling or tendering for their customers. Holders who tender their original notes for exchange will not be obligated to pay any transfer taxes in connection with the transfer. If, however, exchange notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the original notes tendered, or if a transfer tax is imposed for any reason other than the exchange of original notes in connection with the exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder. We will not make any payment to brokers, dealers or other nominees soliciting acceptances of the exchange offer.

                        DESCRIPTION OF THE EXCHANGE NOTES

General

      We issued the original notes and will issue the exchange notes under the indenture dated as of April 16, 2001 (the "indenture") between and among us, the Subsidiary Guarantors and The Bank of New York, as trustee (the "trustee"). The trustee's address is 101 Barclay Street, Floor 8W, New York, NY 10286. The terms of the exchange notes are stated in the indenture and include terms made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). You should refer to the indenture and the Trust Indenture Act for a statement of these terms. The indenture and the Senior Notes are governed by New York law. As used herein, "Senior Notes" means original notes and/or exchange notes as the context requires.

      The following summary of selected provisions of the indenture is not complete. We recommend that you read the indenture which may be obtained from the trustee. You can find the definitions of certain capitalized terms used in the following summary under the subheading "-- Definitions."

      The exchange notes will be our senior unsecured obligations. They will rank equally in right of payment to all of our existing and future senior unsecured indebtedness. Upon completion of the exchange, we will have approximately $2,500,000,000 of senior indebtedness outstanding. The exchange notes will rank junior to secured indebtedness to the extent of related collateral. We currently do not have any outstanding secured indebtedness.

      The exchange notes will be guaranteed, jointly and severally, by the Subsidiary Guarantors as described below. The Subsidiary Guaranties will rank equally in right of payment to all existing and future senior unsecured indebtedness of the Subsidiary Guarantors. Other than intercompany debt, the Subsidiary Guarantors currently have no indebtedness outstanding.

Principal, Maturity and Interest

      The indenture does not limit the aggregate principal amount of debt securities that we may issue under it and provides that debt securities may be issued under it up to the principal amount as we may authorize from time to time. The debt securities may be issued from time to time in one or more series. We may "reopen" any series of debt securities, including the 6.95% Senior Notes due 2012, and issue additional debt securities of that series.

      The 6.95% Senior Notes due 2012 were initially limited to $600 million. This series of Senior Notes was issued in registered form only, without coupons, in minimum denominations of $1,000 and integral multiples in excess thereof. The 6.95% Senior Notes due 2012 will mature at par on June 1, 2012 (the "Stated Maturity Date") unless we redeem them in accordance with their terms prior to such date.

      Interest on the 6.95% Senior Notes due 2012 accrues at the rate of 6.95% per annum and is payable semi-annually in arrears on June 1 and December 1 of each year (each, an "Interest Payment Date"), commencing December 1, 2002. We will make each interest payment to the persons in whose names the Senior Notes are registered at the close of business on the 15th day immediately preceding the applicable Interest Payment Date.

      Interest on the exchange notes will accrue from the date of original issuance or, if interest has already been paid, from the most recent Interest Payment Date to which interest was paid or duly provided for. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

      If any Interest Payment Date or the Stated Maturity Date or date of earlier redemption is not a Business Day, the required payment shall be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of the payment subject to delay, with the same force and effect as if made on the Interest Payment Date or Stated Maturity Date or date of earlier redemption.

Payment and Paying Agents

      Interest on the exchange notes will be payable at any office or agency that we maintain for such purpose in West Paterson, New Jersey and The City of New York. At our option, however, interest may be paid (i) by check mailed to the address of the person entitled to the interest payment at the address that appears in the "security register" that we maintain for such purpose or (ii) by wire transfer to an account maintained by the person entitled to the interest payment as specified in the security register subject to the provisions described under "-- Book Entry, Delivery and Form". (Sections 301, 1001 and 1002 of the indenture.)

Transfer and Exchange

      Under the indenture, debt securities of any series, including the exchange notes, may be presented for registration of transfer and may be presented for exchange (i) at each office or agency that we are required to maintain for payment of such series as described in "-- Payment and Paying Agents," above and
(ii) at each other office or agency that we may designate from time to time for such purposes. No service charge will be made for any transfer or exchange of debt securities, including the exchange notes, but we may require payment of any tax or other governmental charge payable in connection with the transfer or exchange. (Section 305 of the indenture.)

      The indenture does not require us to (i) issue, register the transfer of or exchange debt securities during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any debt security in registered form, or portion thereof, called for redemption, except the unredeemed portion of any debt security in registered form being redeemed in part; or (iii) issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid. (Section 305 of the indenture.)

      The registered holder of an exchange note will be treated as its owner for all purposes.

Mandatory Redemption

      We will not be required to make mandatory redemption or sinking fund payments with respect to the exchange notes.

Optional Redemption

      We may redeem the exchange notes at any time, in whole or in part, upon not less than 30 nor more than 60 days' prior written notice, as more fully described under "-- Selection and Notice" below, at a price equal to the greater of:

      (a) 100 percent of the principal amount of the exchange notes being redeemed, or

      (b) as determined by the calculation agent, the sum of the present values of the remaining scheduled payments of principal and interest on the exchange notes being redeemed not including any portion of such payment of interest accrued on the date of redemption, from the redemption date to the maturity date, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 30 basis points.

plus any accrued and unpaid interest to the date of redemption and liquidated damages, if any, and additional amounts, if any.

      "Treasury rate" means, with respect to any redemption date for any of the exchange notes being redeemed:

      (a) the yield for the maturity corresponding to the comparable treasury issue (as defined below), under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," provided, that if no maturity is within three months before or after the maturity date for any of the exchange notes being redeemed the yields for the two published maturities most closely corresponding to the comparable treasury issue will be determined and the treasury rate shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or

      (b) if the release referred to in (a) (or any successor release) is not published during the week preceding the calculation date or does not contain the yields referred to above, the rate per annum equal to the semiannual equivalent yield to maturity of the comparable treasury issue, calculated using a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for that redemption date.

      The treasury rate will be calculated on the third business day preceding the redemption date.

      "Comparable treasury issue" means, with respect to any redemption date for any of the exchange notes being redeemed, the United States Treasury security selected by an "independent investment banker" as having the maturity comparable to the remaining term of the exchange notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the exchange notes. "Independent investment banker" means one of the reference treasury dealers appointed by the trustee after consultation with us.

      "Comparable treasury price" means with respect to any redemption date for any of the exchange notes being redeemed:

      (a) the average of four reference treasury dealer quotations (as defined below) for the redemption date, after excluding the highest and lowest of those reference treasury dealer quotations, or

      (b) if the calculation agent obtains fewer than four reference treasury dealer quotations, the average of all reference treasury dealer quotations obtained.

      "Reference treasury dealer" means each of four primary U.S. Government securities dealers in New York City selected by the trustee in consultation with us and initially will include J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. If any reference treasury dealer ceases to be a primary U.S. government securities dealer, the trustee will substitute another primary U.S. government securities dealer for that dealer.

      "Reference treasury dealer quotations" means, with respect to any redemption date, the average, as determined by the calculation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted to the calculation agent by that reference treasury dealer at 5:00 p.m. New York time on the third business day preceding the redemption date.

      Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the exchange notes called for redemption.

Selection and Notice

      The trustee will select the exchange notes for redemption on a pro rata basis or in accordance with any other method the trustee considers fair and appropriate. Exchange notes in denominations of $1,000 or less may not be redeemed in part. Notices of redemption will be mailed by first class mail at least 15 but not more than 60 days prior to the redemption date to each holder of exchange notes to be redeemed at its registered address. The notice of redemption will state the portion of the principal amount to be redeemed if the exchange note is to be redeemed in part. An exchange note in principal amount equal to the unredeemed portion will be issued in the name of the holder upon cancellation of the original exchange note. On and after the redemption date, interest will no longer accrue on those exchange notes or portions of exchange notes called for redemption (unless we default in the payment of any amount payable by us upon such redemption).

      Notices to the holders of the exchange notes shall be given by first class mail, postage prepaid, to the registered holders of such exchange notes at their addresses appearing in the note register.

Selected Indenture Covenants

      Limitations on Obligations

      Restricted Subsidiaries. We will not permit any Restricted Subsidiary to, directly or indirectly, Incur any Obligations (including, without limitation, Acquired Obligations), except for (i) the Subsidiary Guaranties; (ii) Obligations existing on the date of the indenture; (iii) Obligations of ER&T related to the purchase and sale of fuel, capacity, energy (including, but not limited to, electric power, natural gas and coal), environmental credits or entitlements, utility services, fuel, water, related transportation services and other similar or related products and services in the ordinary course of business; (iv) Obligations of Nuclear related to the purchase and sale of fuel and related transportation services in the ordinary course of business; (v) Permitted Hedging Obligations; (vi) Obligations incurred in exchange for, or the net proceeds of which are used to refund, refinance, or replace Obligations described under "Limitations on Obligations", provided that the average life of the refinancing Obligations shall not be shorter than the average life of the Obligations being refinanced and the principal amount of the refinancing obligations shall not exceed the principal amount of the Obligations being so refinanced; and (vii) Obligations to us or any other Restricted Subsidiary which are subordinated to the Subsidiary Guaranty with respect to the Senior Notes of the Restricted Subsidiary incurring the Obligations.

      The foregoing notwithstanding, Restricted Subsidiaries may Incur Obligations not otherwise permitted by the preceding paragraph in an aggregate amount outstanding after giving effect to such Incurrence not to exceed at any one time the greater of $250 million or 15% of Consolidated Net Tangible Assets as of the last day of the preceding month.

      Subsidiaries Other Than Restricted Subsidiaries. Except for parental guaranties of debt service reserves, surety bonds, equity guarantees, performance bonds and bid bonds entered into in the ordinary course of business aggregating at any one time not more than $100 million, we shall not permit any Subsidiary that is not a Restricted Subsidiary to, directly or indirectly, Incur any Obligations (including, without limitation, Acquired Obligations) that are recourse to us or any Restricted Subsidiary. (Section 1008 of the indenture.)

      Limitation on Liens

      We may not, and may not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit to exist any Lien of any kind on or with respect to any Property or interest in our Property or that of any of our Restricted Subsidiaries or any income or profits therefrom (in each case, whether the Property is owned at the date of the indenture or thereafter acquired), unless the Senior Notes are secured equally and ratably with (or prior to) any and all other Obligations secured by the Lien, provided, however, that these restrictions shall not apply to or prevent the creation, incurrence, assumption or existence of Permitted Liens.

      Permitted Liens shall include:

      o     Liens existing on the date of the indenture;

      o Liens to secure or provide for the payment of all or part of the purchase price of any Property or the cost of construction or improvement thereof; provided that no such Lien shall extend to or cover any other of our or our Restricted Subsidiaries' Property;

      o Liens existing on Property at the time such Property is acquired by us or any Restricted Subsidiary; provided that such Liens (x) are not created, Incurred or assumed in contemplation of such Property being acquired and (y) do not extend to or cover any other of our or our Restricted Subsidiaries' Property;

      o Liens existing on Property of any entity at the time such entity is merged with or into or consolidated with us or a Restricted Subsidiary; provided that such Liens (x) are not created, Incurred or assumed in contemplation of such merger or consolidation and (y) do not extend to any other of our or our Restricted Subsidiaries' Property;

      o     Liens securing Permitted Hedging Obligations;

      o Liens for taxes, assessments or governmental charges that are not yet delinquent or that are being contested in good faith by any appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate reserve provision, if any, as is required in conformity with GAAP shall have been made;

      o Liens arising by reason of any judgment, decree or order of any court, so long as any such Lien is being contested in good faith and is bonded or such judgment, decree or order does not exceed $50 million, and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order have not been finally terminated or the period within which such proceedings may be initiated has not expired;

      o Liens to secure pledges or deposits made in the ordinary course of business in connection with bids, tenders or contracts (other than for payment of indebtedness) or to secure guarantees, statutory or regulatory obligations or surety or performance bonds each made in the ordinary course of business;

      o Liens imposed by law such as carriers', warehousemen's and mechanics' Liens, in each case arising in the ordinary course of business and with respect to amounts not yet due or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as is required in conformity with GAAP shall have been made;

      o Survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties incidental to the conduct of the business or to the ownership of Properties which were not incurred in connection with indebtedness or other extensions of credit and which do not in the aggregate materially and adversely affect the value of the Properties or materially impair their use in the operation of the business;

      o Liens securing letters of credit entered into in the ordinary course of business;

      o Liens to secure pollution control revenue bonds or industrial revenue bonds;

      o     Liens   securing    Non-Recourse    Obligations   of    Unrestricted
            Subsidiaries;

      o Liens granted on the capital stock of Unrestricted Subsidiaries for the purpose of securing the Obligations of such Unrestricted Subsidiaries;

      o Liens pursuant to Capitalized Leases or Synthetic Leases permitted to be entered into under the "Limitation on Obligations" covenant;

      o Liens arising by reason of leases and subleases of Property pursuant to a Sale/Leaseback Transaction allowed pursuant to the "Limitation on Sale of Assets" covenant that do not materially interfere with the ordinary conduct of our or any of our Restricted Subsidiaries' business;

      o Liens created in connection with worker's compensation, unemployment insurance and other social security statutes or regulations;

      o     Liens  by  a  Wholly-Owned   Subsidiary  to  us  or  any  Restricted
            Subsidiary;

      o Liens on Property, other than Capital Stock of Restricted Subsidiaries, to secure Obligations so long as the sum of the amount of outstanding Obligations secured by Liens Incurred pursuant to this provision does not exceed the greater of $250 million or 15% of Consolidated Net Tangible Assets as of the end of the most recent fiscal quarter for which financial statements are available; and

      o The replacement, extension or renewal (or successive replacements, extensions or renewals), as a whole or in part, of any Lien or of any agreement referred to above or the replacement, extension or renewal (not exceeding the outstanding principal amount of Indebtedness secured thereby together with any premium, interest, fee or expense payable in connection with any such replacement, extension or renewal) of Indebtedness secured thereby; provided that such replacement, extension or renewal is limited to all or part of the same Property that secured the Lien replaced, extended or renewed (plus improvements thereon or additions or accessions thereto). (Section 1005 of the indenture.)

      Guarantee of Senior Notes

      Each initial Subsidiary Guarantor (Fossil, Nuclear and ER&T) has executed and any subsequent Subsidiary Guarantor at or before the time the definition of Subsidiary Guarantor shall be applicable to it, shall execute, a Subsidiary Guaranty of the Senior Notes in substantially the form provided for by the indenture. (Section 1601 of the indenture.)

      Guarantee of ER&T Obligations

      We have executed a guarantee of the Obligations of ER&T substantially in the form provided for by the indenture. Our guarantee is subordinated to the Senior Notes.

      Payment of Dividends by ER&T to Us

      For so long as we continue to guarantee the Obligations of ER&T, we shall cause ER&T, to the extent permitted by applicable law, to pay, at least quarterly, dividends or distributions to us of the excess cash not then required for its business operations. (Section 1010 of the indenture.)

      Limitation on Dividend and Other Payment Restrictions

      Other than pursuant to the indenture or as otherwise may be required by law, we will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or cause to become, or as a result of the acquisition of any Person or Property, or upon any Person becoming a Restricted Subsidiary, remain subject to, any consensual encumbrance or consensual restriction of any kind on the ability of any Restricted Subsidiary to:

      (i)   pay dividends or make any other distributions on its Capital Stock;

      (ii) make payments on any Obligations owed to us or any of our Restricted Subsidiaries;

      (iii) make  loans  or  advances  to  us  or  to  any  of  our   Restricted
            Subsidiaries;

      (iv) transfer any of its Property to us or to any of our Restricted Subsidiaries; or

      (v) make payments under a Subsidiary Guaranty with respect to the Senior Notes.

      The foregoing shall not prohibit:

      (a) encumbrances and restrictions resulting from customary provisions relating to (i) transfers of Property that restrict the subletting or assignment of any lease or (ii) transfers of Property that are contained in licenses and that relate to the Property covered thereby, in each case entered into in the ordinary course of business;

      (b) encumbrances and restrictions on transfers of Property existing on any assets at the time such assets are acquired (or the entity owning such assets is acquired) by any Restricted Subsidiary, whether by merger, consolidation, purchase of such assets or otherwise; provided that such restrictions and encumbrances (i) are not created, Incurred or assumed in contemplation of such assets or entity being acquired by the Restricted Subsidiary and (ii) do not extend to any other assets of the Restricted Subsidiary; and

      (c) restrictions on transfers of Property created in connection with sales or purchases of electricity, energy, capacity, natural gas, coal, ancillary services, environmental credits and/or entitlements, utility services, fuel, water, related transportation services and other similar products and services, in each case, in the ordinary course of business; provided that restrictions arising from any transaction or series of related transactions pursuant to this clause (c) shall not be materially more restrictive, taken as a whole, than encumbrances and restrictions customarily accepted as industry standard for similar transactions. (Section 1007 of the indenture.)

      Limitation on Sale of Assets

      Except for a sale of all or substantially all of our assets, as provided in the "Merger, Consolidation or Sale of Assets" covenant, and other than (1) assets required to be sold to conform with government regulations, laws or impositions, (2) sales or dispositions of surplus, obsolete or worn out equipment, (3) sales or dispositions of ownership interests in Unrestricted Subsidiaries, or (4) any other sale or disposition so long as after giving effect to such events, the Rating Agencies shall have confirmed their ratings on our debt securities in effect immediately prior to such sale or disposition, we may not, and may not permit any Restricted Subsidiary to, make any Asset Sale (other than short-term, readily marketable investments purchased for cash management purposes with funds not representing the proceeds of other Asset Sales) if, on a pro forma basis, the aggregate net book value of all such Asset Sales during the most recent 12-month period would exceed 15% of Consolidated Net Tangible Assets computed as of the most recent quarter preceding such sale; provided, however, that any such Asset Sale shall be disregarded for purposes of this 15% limitation if the Net Cash Proceeds are within 270 days thereafter (i) invested in a Permitted Business, (ii) used to purchase and retire Obligations ranking equal in right of payment to the Senior Notes or (iii) used to redeem the Senior Notes at a redemption price equal to 100% of the principal amount of the Senior Notes to be redeemed, plus accrued and unpaid interest thereon up to and including the applicable redemption date, plus a make-whole premium equal to, with respect to any Senior Note, the excess of (a) the aggregate present value as of the date of prepayment of the expected future cash flows of the Senior Note (for the avoidance of doubt, these amounts shall include all principal and interest payable with respect to the Senior Note) (exclusive of interest accrued to the date of prepayment) that, but for the prepayment, would have been payable if the prepayment had not been made, determined by discounting such amounts at a rate that is equal to the applicable treasury rate (as defined under "-- Optional Redemption" above) plus 0.30% for the 6.95% Senior Notes due 2012 (b) the aggregate principal amount of the Senior Note then to be prepaid.

      In addition, on a cumulative basis we may not sell or otherwise dispose of more than 25% of the assets or Capital Stock in Fossil, unless Net Cash Proceeds from such sale are invested in other non-nuclear generation assets or the capital stock of entities engaged in fossil generation and related businesses. (Section 1006 of the indenture.)

      Merger, Consolidation or Sale of Assets

      We may not, directly or indirectly, consolidate or merge with or into any other person (whether or not we are the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets, in one or more related transactions, to another Person unless:

      (i) the Person formed by the consolidation or surviving the merger or the Person that acquires by sale, assignment, transfer, conveyance or other disposition, or that leases, the assets (if other than us) (in each such case, the "Successor Entity"), is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes our obligations under the indenture and the Senior Notes;

      (ii) if any of our or a Restricted Subsidiary's Property or assets would become subject to a Lien other than a Permitted Lien under the "Limitations on Liens" covenant, the Senior Notes shall be equally and ratably secured in accordance with such covenant;

      (iii) immediately after such transaction no event exists that is or with the passage of time or the giving of notice or both would be an Event of Default under the indenture; and

      (iv) each Subsidiary Guarantor shall have by amendment to its Subsidiary Guaranty with respect to the Senior Notes confirmed that its Subsidiary Guaranty shall apply to the obligations of the Successor Entity under the indenture and the Senior Notes. (Section 801 of the indenture.)

Events of Default and Remedies

      Each of the following is an Event of Default under the indenture with respect to any series of the Senior Notes:

      (i) default for five days in the payment when due of interest on any of the exchange notes of such series;

      (ii) default in the payment when due of the principal of, or premium, if any, or make-whole amount, on, the exchange notes of such series;

      (iii) default in the deposit of any sinking fund payment, when and as due by the terms of the debt securities of such series;

      (iv) failure by us or any Restricted Subsidiary to comply with the provisions described under "Limitation on Sale of Assets" or "Merger, Consolidation or Sale of Assets";

      (v) failure by us or any Restricted Subsidiary for 60 days after written notice by the trustee or to us and to the trustee by the holders of 25% or more in aggregate principal amount of the Senior Notes of such series to comply with any of our agreements in the indenture or the Senior Notes of such series that are not otherwise covered in clauses (i), (ii), (iii), (iv), (vi), (vii) or (viii);

      (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any of our or any of our Subsidiaries; indebtedness (including indebtedness represented by any other series of debt securities under the indenture or the payment of which is guaranteed by us or by any of our Subsidiaries) (but other than Non-Recourse Obligations) which default (a) is caused by a failure to pay the principal of such indebtedness at the stated maturity of such indebtedness after the expiration of grace periods provided in the indebtedness (a "Payment Default") or (b) has resulted in the acceleration of the indebtedness prior to its stated maturity; and, in each case the principal amount of the indebtedness, together with the principal amount of any other indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50 million or more;

      (vii) failure by us or any of our Restricted Subsidiaries to pay one or more final judgments not otherwise covered by insurance aggregating in excess of $50 million, which judgments are not paid, discharged or stayed for a period of 60 days; and

      (viii) certain events of bankruptcy or insolvency with respect to us or any of our Restricted Subsidiaries. (Section 501 of the indenture.)


      Each series of debt securities issued under the indenture may specify other events of default for such series of debt securities.

      We are required to file with the trustee, annually, an officer's certificate as to our compliance with all conditions and covenants under the indenture. (Section 1011 of the indenture.) The indenture provides that the trustee may withhold notice to the holders of debt securities of a series, including the Senior Notes, of any default (except payment defaults on the debt securities of that series) if it considers it in the interest of the holders of debt securities of the series to do so. (Section 515 of the indenture.)

      If an Event of Default (other than an Event of Default occasioned by our or any of our Restricted Subsidiaries' bankruptcy or insolvency) with respect to debt securities of a series, including the Senior Notes, has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the principal (or, if the debt securities of that series are issued with original issue discount or are "indexed debt securities" (i.e., debt securities, the interest and principal payments on which are determined by reference to a particular index, such as a foreign currency or commodity), such portion of the principal as may be specified in the terms of those debt securities) of all of the debt securities of that series to be due and payable immediately, by a notice in writing to us and any Restricted Subsidiary.

      If an Event of Default occasioned by our or any of our Restricted Subsidiaries' bankruptcy or insolvency occurs and is continuing, the principal of and interest on all debt securities, including the Senior Notes, shall, ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders of debt securities. (Section 502 of the indenture.)

      Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default with respect to debt securities of any series, including the Senior Notes, has occurred and is continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of the holders of debt securities of that series, unless those holders have offered the trustee indemnity satisfactory to the trustee against the expenses and liabilities which might be incurred by it in compliance with such request. (Section 507 of the indenture.)

      Subject to such provisions for the indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series of debt securities, including each series of the Senior Notes, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 512 of the indenture.)

      The holders of a majority in principal amount of the outstanding debt securities of a series, including the Senior Notes, may, on behalf of the holders of all debt securities of such series and any related coupons, waive any past default under the indenture with respect to such series and its consequences, except a default (i) in the payment of the principal of (or premium, if any) or interest, if any, on or additional amounts payable in respect of any debt security of such series or any related coupons or (ii) in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected thereby. (Section 513 of the indenture.)

Definitions

      "Acquired Obligations" means, with respect to any Person, (i) Obligations of any other Person existing at the time the other Person is merged with or into or became a Subsidiary of the Person, including, without limitation, Obligations Incurred in connection with, or in contemplation of, the other Person merging with or into or becoming a Subsidiary of the Person; and (ii) Obligations secured by a Lien encumbering any asset acquired by the Person at the time the asset is acquired by the Person.

      "Asset Sale" means any sale, transfer, conveyance, lease or other disposition (including by way of merger, consolidation or sale-leaseback) by us or any of our Restricted Subsidiaries to any Person (other than to us or a Restricted Subsidiary of ours and other than in the ordinary course of business) of any Capital Stock or other Property of ours or of any of our Restricted Subsidiaries (including Capital Stock of Subsidiaries). The term "Asset Sale" will not include (i) any sale, transfer, conveyance, lease or other disposition of Property governed by the "Merger, Consolidation or Sale of Assets" covenant and (ii) any transaction or series of related transactions consisting of the sale, transfer, conveyance, lease or other disposition of Capital Stock or other Property with a Fair Market Value aggregating less than $50 million in any fiscal year. The term "Asset Sale" also will not include (a) the grant of or realization upon a Lien permitted under the "Limitation on Liens" covenant or the exercise of remedies thereunder and (b) sales of fuel, capacity, energy (including, but not limited to, electric power, natural gas and coal), environmental credits or entitlements, related transportation services and other related services by ER&T and its Permitted Hedging Obligations as permitted by the "Limitation on Obligations" covenant.

      "Attributable Debt" means with respect to any Sale/Leaseback Transaction, at the time of determination, the present value (discounted at a rate per annum equal to the weighted average interest rate of all outstanding debt securities, compounded semi-annually) of the total Obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which the lease has been extended).

      "Board of Directors" means either the Board of Directors of PSEG Power or any duly authorized committee of such Board.

      "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Newark, New Jersey and The City of New York are authorized or obligated by law or executive order to close.

      "Capital Stock" means (i) in the case of a corporation,  corporate  stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      "Capitalized Lease" means as applied to any Person, any lease of any Property of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person, and "Capitalized Lease Obligation" means the rental obligations, as aforesaid, under such lease.

      "Commodity Trading Obligations," with respect to any Person, means the Obligations of such Person under (i) any commodity swap agreement, commodity future agreement, commodity option agreement, commodity cap agreement, commodity floor agreement, commodity collar agreement, commodity hedge agreement, and any put, call or other agreement or arrangement, or combination thereof, designed to protect such Person against fluctuations in commodity prices or (ii) any commodity swap agreement, commodity future agreement, commodity option agreement, commodity hedge agreement, and any put, call or other agreement or arrangement, or combination thereof (including an agreement or arrangement to hedge foreign exchange risks) in respect of commodities entered into by us pursuant to asset optimization and risk management policies and procedures adopted in good faith by the Board of Directors.

      "Consolidated Current Liabilities," as of the date of determination, means the aggregate amount of our and our Restricted Subsidiaries' liabilities on a consolidated basis which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating (i) all inter-company items between us and any consolidated Restricted Subsidiary, (ii) all current maturities of long-term indebtedness, all as determined in accordance with GAAP and (iii) all liabilities attributable to Subsidiaries that are not Restricted Subsidiaries.

      "Consolidated Net Tangible Assets" means, as of any date of determination, the total amount of assets (less accumulated depreciation or amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of us and our Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, consistently applied, and after giving effect to purchase accounting and after deducting therefrom, to the extent otherwise included, the amounts of:

      o     Consolidated Current Liabilities;

      o excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors;

      o unamortized debt discount and expense and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, deferred project costs, organization or developmental expenses and other intangible items;

      o     treasury stock;

      o any cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

      o all assets attributable to Subsidiaries that are not Restricted Subsidiaries (including Capital Stock thereof), except to the extent of dividends or distributions received from such Subsidiaries.

      "Default" means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

      "Event of Default" has the meaning specified in Section 501 of the indenture.

      "Fair Market Value" means the price that would be paid by a purchaser to a seller in an arm's-length transaction.

      "GAAP" means generally accepted accounting principles in the United States applied on a basis consistent with the principles, methods, procedures and practices employed in the preparation of our audited financial statements, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

      "Hedging Obligations" means, with respect to any Person, the obligations of such Person under any interest rate or currency swap agreement, interest rate or currency future agreement, interest rate cap or collar agreement, interest rate or currency hedge agreement, and any put, call or other agreement or arrangement designed to protect such Person against fluctuations in interest rates or currency exchange rates.

      "Incur" means, with respect to any Obligation, to directly or indirectly create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for payment of, contingently or otherwise, such Obligation. The term "Incurrence" has a corresponding meaning.

      "Lien" means any mortgage, pledge, hypothecation, charge, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other), or preference, priority, or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

      "Net Cash Proceeds" from an Asset Sale is defined to mean cash payments received (including any cash payments received by way of a payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received (including any cash received upon sale or disposition of any such note or receivable), excluding any other consideration received in the form of assumption by the acquiring Person of Obligations relating to the Property disposed of in such Asset Sale or received in any form other than cash) therefrom, in each case, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses of any kind (including consent and waiver fees and any applicable premiums, earn-out or working interest payments or payments in lieu or in termination thereof) Incurred, (ii) all federal, state, provincial, foreign and local taxes and other governmental charges required to be accrued as a liability under GAAP as a consequence of such Asset Sale, (iii) a reasonable reserve for the after-tax cost of any indemnification payments (fixed and contingent) attributable to seller's indemnities to the purchaser undertaken by us or any of our Subsidiaries in connection with such Asset Sale, (iv) all payments made on any Obligation that is secured by such Property, in accordance with the terms of any Lien upon or with respect to such Property, or that must by its terms or by applicable law or in order to obtain a required consent or waiver be repaid out of the proceeds from or in connection with such Asset Sale and (v) all distributions and other payments made to holders of Capital Stock of Subsidiaries (other than us or our Restricted Subsidiaries) as a result of such Asset Sale.

      "Non-Recourse Obligation" means, with respect to any Person, any financing that is or was Incurred with respect to the development, acquisition, design, engineering, procurement, construction, operation, ownership, servicing or management of one or more facilities used or useful in a Permitted Business in respect of which such Person has a direct or indirect interest, provided that such financing is without recourse to any Person or Property other than to (i) the Property that constitutes such facilities, (ii) the income from and proceeds of such facilities, (iii) the Capital Stock of, and other investments in, the Person that owns the Property that constitutes any such facilities and (iv) the Capital Stock of, and other investments in, any Person obligated with respect to such financing and of any Subsidiary of such Person that owns a direct or indirect interest in any such facilities.

      "Obligations" of any Person shall mean at any date,  without  duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person arising under any conditional sale or other title retention arrangement or otherwise to pay the deferred purchase price of Property or services, (iv) all obligations of such Person Incurred in respect of Attributable Debt associated with any Sale/Leaseback Transaction, Capitalized Lease or Synthetic Lease, (v) all obligations of such Person under letters of credit, (vi) all obligations of such Person under trade or bankers' acceptances,
(vii) all obligations of such Person under Hedging Obligations and Commodity Trading Obligations, (viii) trade payables in respect of fuel, labor, supplies or other materials or services or the obligation to provide power, (ix) Preferred Stock and Redeemable Stock issued to any Person other than us or a Restricted Subsidiary, (x) all obligations of others secured by a Lien on any asset of such Person, whether or not such obligations are assumed by such Person and (xi) all obligations of others to the extent guaranteed by such Person. The amount of any obligation shall be deemed to be the amount equal to the stated or determinable amount thereof or, if not stated or determinable, the maximum probable liability thereunder as determined by us in good faith.

      "Permitted Business" means any business in which we or any of our Subsidiaries were engaged on the date of the indenture or any other power or energy-related business, including the business of acquiring, developing, owning or operating electric power or thermal energy generation or cogeneration facilities, electric power transmission, fuel supply and fuel transportation facilities, together with their related power supply, thermal energy and fuel contracts and other facilities, services or goods that are ancillary, incidental, complementary or reasonably related to the marketing, trading, development, construction or management servicing, ownership or operation of the foregoing.

      "Permitted Hedging Obligations" of any Person shall mean (i) Hedging Obligations entered into in the ordinary course of business and in accordance with such Person's established risk management policies that are designed to protect such Person against, among other things, fluctuations in interest rates or currency exchange rates and which in the case of agreements relating to interest rates shall have a notional amount no greater than the payments due with respect to the Obligations being hedged thereby and (ii) Commodity Trading Obligations.

      "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) or preferred or preference stock of such Person that is outstanding or issued on or after the date of original issuance of the debt securities under the indenture.

      "Property" of any Person is defined to mean all types of real, personal, tangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person under GAAP.

      "Rating Agencies" means Moody's Investors Service Inc., Standard & Poor's Ratings Services, Fitch Inc. and any successor thereof.

      "Redeemable Stock" is defined to mean any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Senior Notes,

(ii) redeemable at the option of the holder of such Capital Stock at any time prior to the Stated Maturity of the Senior Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Obligations having a scheduled maturity prior to the Stated Maturity of the Senior Notes.

      "Restricted Subsidiary" means only PSEG Fossil LLC, PSEG Nuclear LLC, PSEG Energy Resources & Trade LLC and each other of our Subsidiaries that executes a Subsidiary Guaranty with respect to the Senior Notes and is subsequently designated by the Board of Directors by written notice to the trustee as a Restricted Subsidiary.

      "Sale/Leaseback Transaction" means an arrangement relating to Property now owned or hereafter acquired whereby we or one of our Subsidiaries transfers the Property to a Person and leases it back from that Person, other than leases for a term of not more than 12 months or between us and one of our Wholly-Owned Subsidiaries that is a Restricted Subsidiary or between Wholly-Owned Subsidiaries that are Restricted Subsidiaries.

      "Stated Maturity" means with respect to any Senior Note or any installment of interest thereon, the date specified in such Senior Note as the fixed date on which any principal of such Senior Note or any such installment of interest is due and payable.

      "Subsidiary" means, with respect to any Person, (i) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership
(a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

      "Subsidiary Guarantor" means all current and subsequently designated Restricted Subsidiaries.

      "Subsidiary Guaranty" means a guaranty of a Subsidiary Guarantor in favor of the trustee for the benefit of the holders of the Senior Notes in substantially the form provided for by the indenture or a guaranty of a Subsidiary Guarantor of any other of our Obligations.

      "Synthetic Lease" means (i) a lease pursuant to which the lessee is treated as the owner of the Property subject to the lease for tax purposes, whether or not such lease is treated as an operating lease for accounting purposes or (ii) a lease treated as an operating lease for accounting purposes but having at least three of the following characteristics, (a) the term of the lease, inclusive of all renewal periods at the lessee's option, is greater than 75% of the useful life of the Property subject to the lease as estimated at the inception of the Lease, (b) the lessee has the right to purchase such Property at a fixed price, (c) the lessee's payments under the lease are calculated to amortize and service the debt of the lessor incurred in order to acquire the asset and (d) the lessor obtains 80% or more of the cost of the asset from borrowed funds.

      "Unrestricted Subsidiary" means a Subsidiary that is not a Restricted Subsidiary.

      "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

      "Weighted Average Life to Maturity" means, when applied to any Obligations at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Obligations into (ii) the total of the product obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the numbers of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

      "Wholly-Owned Subsidiary" means a Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by us and/or one or more of our Wholly-Owned Subsidiaries.

Reports and Rule 144A Information Requirement

      We must file with the trustee, within 30 days of filing them with the SEC, copies of the current, quarterly and annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If we are not subject to the requirements of Section 13 or 15(d) of the Exchange Act, we must nevertheless file with the SEC (if permitted) and the trustee, on the date upon which we would have been required to file with the SEC, current, quarterly and annual financial statements, including any notes thereto (and with respect to annual reports, an auditor's report by a firm of established national reputation, upon which the trustee may conclusively rely), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," both comparable to that which we would have been required to include in such current, quarterly and annual reports, information, documents or other reports on Forms 8-K, 10-Q and 10-K if we were subject to the requirements of Section 13 or 15(d) of the Exchange Act; provided that we will not be required to register under the Exchange Act by virtue of this provision, if not otherwise required to do so.

      We have agreed to furnish to the holders of the Senior Notes and prospective purchasers of the Senior Notes designated by holders of the Senior Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until such time as the Senior Notes are no longer "restricted securities" within the meaning of Rule 144 under the Securities Act (assuming such Senior Notes have not been owned by an affiliate of ours).

No Personal Liability of Directors, Officers, Employees and Members

      No past, present or future director, officer, employee, or member, as such, shall have any liability for any of our obligations under the Senior Notes and the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting an exchange note waives and releases all such liability as part of the consideration for issuance of the exchange notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such waiver is against public policy. (Section 113 of the indenture.)

Satisfaction and Discharge

      According to the terms of the indenture, we may discharge certain obligations to holders of any series of debt securities, including the exchange notes, that have not already been delivered to the trustee for cancellation and that either have become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such debt securities for principal (and premium, if any) and interest, if any, and any additional amounts with respect thereto, to the date of such deposit (if the debt securities have become due and payable) or to the maturity date or redemption date, as the case may be. (Section 401 of the indenture.)

Legal Defeasance and Covenant Defeasance

      The indenture provides that, if the provisions of Article Fourteen of the indenture are made applicable to the debt securities of or within any series, including the exchange notes, and any related coupons pursuant to Section 301 thereunder, we may elect either (a) to defease and be discharged from any and all obligations with respect to such debt securities and any related coupons (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities and any related coupons, to replace temporary or mutilated, destroyed, lost or stolen debt securities and any related coupons, to maintain an office or agency in respect of such debt securities and any related coupons, and to hold moneys for payment in trust) (defeasance) (Section 1402 of the indenture) or (b) to be released from our obligations under any covenant specified pursuant to
Section 301 with respect to such debt securities and any related coupons, and any omission to comply with such obligations shall not constitute a default or an event of default with respect to such debt securities and any related coupons (covenant defeasance) (Section 1403 of the indenture), in either case upon the irrevocable deposit by us with the trustee (or other qualifying trustee), in trust, of (i) an amount in United States Dollars, (ii) Government Obligations (as defined below) applicable to such debt securities and coupons that through the payment of principal and interest in accordance with their terms will provide money in an amount, or (iii) a combination thereof in an amount, sufficient to pay the principal of (and premium, if any) and interest, if any, on such debt securities and any related coupons, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

      Such a trust may only be established if, among other things, we have delivered to the trustee an opinion of counsel to the effect that the holders of such debt securities and any related coupons will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. The opinion of counsel in the case of defeasance under clause (a) above must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture. (Section 1404 of the indenture.)

      "Government Obligations" means securities which are (i) direct obligations of the United States or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which are not callable or redeemable at the option of the issuer of that obligation. Government Obligations also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from the amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt. (Section 101 of the indenture.)

      In the event we effect covenant defeasance with respect to any debt securities and any related coupons and such debt securities and coupons are declared due and payable because of the occurrence of any event of default (other than the events of default described in clause (iii) under "Events of Default and Remedies" which provisions would no longer be applicable to such debt securities and coupons), the amount of Government Obligations and funds on deposit with the trustee will be sufficient to pay amounts due on such debt securities and coupons at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities and coupons at the time of the acceleration resulting from such event of default. In such case, we would remain liable to make payment of such amount due at the time of acceleration. (Section 501 of the indenture.)

      If the trustee or any paying agent is unable to apply any money in accordance with the indenture by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then our obligations under the indenture and such debt securities and any related coupons shall be revived and reinstated as though no deposit had occurred pursuant to the indenture, until such time as such trustee or paying agent is permitted to apply all such money in accordance with the Indenture; provided, however, that if we make any payment of principal of (or premium, if any) or interest, if any, on any such debt security or any related coupon following the reinstatement of its obligations, we shall be subrogated to the rights of the holders of such debt securities and any related coupons to receive such payment from the money held by such trustee or paying agent.

Amendment, Supplement and Waiver

      We and the trustee may modify and amend the indenture with the consent of the holders of a majority in principal amount of all outstanding debt securities that are affected by the modification or amendment; provided that no modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby, among other things:

      o change the stated maturity date of the principal of (or premium, if any, on) or any installment of principal of or interest on any debt security;

      o reduce the principal amount of, or the rate or amount of interest in respect of, or any premium payable upon the redemption of, any debt security;

      o     change the rate, or manner of calculating the rate, of interest;

      o change any of our obligations to pay additional amounts in respect of any debt security;

      o reduce the portion of the principal of a debt security issued with the original issue discount or an indexed debt security that would be due and payable upon a declaration of acceleration of the maturity of the debt security or provable in bankruptcy;

      o adversely affect any right of repayment at the option of the holder of any such debt security;

      o change the Place of Payment of principal of, or any premium or interest on, the debt security;

      o impair the right to institute suit for the enforcement of any payment on or after the stated maturity date of the debt security or on or after any redemption date or repayment date for the debt security;

      o     adversely affect any right to convert or exchange any debt security;

      o reduce the percentage in principal amount of such outstanding debt securities, the consent of whose holders is required to amend or waive compliance with certain provisions of the indenture or to waive certain defaults under the indenture;

      o     reduce the requirements for voting or quorum described below; or

      o     modify any of the foregoing  requirements  or any of the  provisions relating to waiving past defaults or compliance with certain restrictive provisions, except to increase the percentage of holders required to effect waiver or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected by the modification or waiver; or

      o modify or affect the terms and conditions of the obligations of any Subsidiary Guarantor in respect of the due and punctual payment of principal of, or any premium or interest on, guaranteed securities. (Section 902 of the indenture.)

      The trustee and we may modify and amend the indenture without the consent of any holder, for any of the following purposes:

      o to evidence the succession of another person to us and the assumption by any successor of our covenants under the indenture and the debt securities;

      o to add to our covenants for the benefit of the holders of all or any series of debt securities issued under the indenture, including the exchange notes, and any related coupons or to surrender any right or power conferred upon us by the indenture;

      o to add events of default for the benefit of the holders of all or any series of debt securities, including the exchange notes, issued under the indenture;

      o to add to or change any provisions of the indenture to facilitate the issuance of, or to liberalize the terms of, debt securities issued in bearer form or to permit or facilitate the issuance of debt securities in uncertificated form, provided that any such actions do not adversely affect the interests of the holders of the debt securities issued under the indenture or any related coupons in any material respect;

      o to change or eliminate any provisions of the indenture, provided that any change or elimination of this nature will become effective only when there are no debt securities outstanding of any series created prior to the change or elimination of the provisions which are entitled to the benefit of the provisions;

      o to secure the debt securities, including the exchange notes, under the indenture pursuant to the "Limitations on Liens" covenant of the indenture, or otherwise;

      o to establish the form or terms of debt securities of any series and any related coupons;

      o to evidence and provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

      o to cure an ambiguity, defect or inconsistency in the indenture, provided such action does not adversely affect the interests of holders of debt securities of a series, including the exchange notes, issued under the indenture or any related coupons in any material way; or

      o to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities issued under the indenture, including the exchange notes, provided that the action does not adversely affect the interests of the holders of the debt securities of that series, including the exchange notes, and any related coupons in any material way. (Section 901 of the indenture.)

      In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or whether a quorum is present at a meeting of holders of debt securities thereunder:

      o the principal amount of a debt security issued with original issue discount that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity of the debt security;

      o the principal amount of an indexed debt security that may be counted in making the determination of calculation and that will be deemed outstanding will be equal to the principal face amount of the indexed debt security at original issuance, unless otherwise provided pursuant to Section 301 of the indenture; and

      o Debt securities owned by us or any other obligor upon the debt securities or any affiliate of ours or of such other obligor shall be disregarded. (Section 101 of the indenture.)

      The indenture contains provisions for convening meetings of the holders of debt securities of a series if debt securities of that series are issuable in bearer form. (Section 1501 of the indenture.) A meeting may be called at any time by the trustee, and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding debt securities of that series, in any such case upon notice given as provided in the indenture. (Section 1502 of the indenture.) Except for any consent that must be given by the holder of each debt security, as described above, any resolution presented at a meeting (or an adjourned meeting duly reconvened) at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of outstanding debt securities of that series; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of outstanding debt securities of a series may be adopted at a meeting (or an adjourned meeting duly reconvened) at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of the holders of debt securities of a series duly held in accordance with the Indenture will be binding on all holders of debt securities of that series and any related coupons. The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that, if any action is to be taken at a meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing the specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum. (Section 1504 of the indenture.)

      Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of a series, including the exchange notes, with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by the action or of the holders of that series and one or more additional series:

      o     there shall be no minimum quorum requirement for that meeting; and

      o the principal amount of the outstanding debt securities of the series that vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture. (Section 1504 of the indenture.)

Concerning the Trustee

      The Bank of New York is the trustee under the indenture.

      The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of Senior Notes, unless such Holder will have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense. The trustee may resign at any time with respect to a series of debt securities by written notice in accordance with the indenture. In addition, the trustee may be removed upon the happening of certain events specified in the indenture. Following any resignation or removal of the trustee, our Board of Directors will promptly appoint a successor trustee with respect to the debt securities affected in accordance with the indenture.

Book-Entry, Delivery and Form

      The certificates representing the exchange notes will be in fully registered form without interest coupons.

      Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

      So long as DTC or its nominee is the registered owner or holder of the Global Notes, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the exchange notes represented by such Global Notes for all purposes under the indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the indenture and, if applicable, Euroclear or Clearstream.

      Payments of the principal of, premium, if any, and interest on the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of us, the trustee, or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of the Global Notes will credit participants, accounts with payments in amounts proportionate to their respective beneficial ownership interests in the principal amount of such Global Notes, as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such Global Notes held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

      DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of
Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of Senior Notes. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

      Neither the trustee nor we will have any responsibility for the performance by DTC or its participants or indirect participants of their
respective   obligations   under  the  rules  and  procedures   governing  their
operations.

      If DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed within 90 days, we will issue definitive, certificated Senior Notes in exchange for the Global Notes.

      Euroclear has advised us as follows: Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under contract with
Euroclear Clearance Systems, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      The Euroclear Operator was granted a banking license by the Belgian Banking and Finance Commission in 2000, authorizing it to carry out banking activities on a global basis. It took over operation of Euroclear from the Brussels, Belgium office of Morgan Guaranty Trust Company of New York on December 31, 2000.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

      Distributions with respect to exchange notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by Euroclear.

      Clearstream has advised us as follows: Clearstream is incorporated under the laws of The Grand Duchy of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are financial institutions around the world, including securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly.

      Distributions with respect to exchange notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by Clearstream.

                        FEDERAL INCOME TAX CONSIDERATIONS

General

      The following is a summary of the material United States federal income tax consequences resulting from the exchange offer and from the ownership of the exchange notes. It deals only with exchange notes held as capital assets and not with special classes of noteholders, such as dealers in securities or currencies, life insurance companies, tax exempt entities, and persons that hold an exchange note in connection with an arrangement that completely or partially hedges the exchange note. The discussion is based upon the Internal Revenue Code of 1986, as amended, (the "Code") and regulations, rulings and judicial decisions thereunder as of the date hereof. Such authorities may be repealed, revoked or modified so as to produce federal income tax consequences different from those discussed below. The information contained in this section has been passed upon for us by James T. Foran, Esquire, Associate General Counsel of PSEG. We have received an opinion from Mr. Foran regarding the material federal income tax consequences of the exchange offer.

      Noteholders tendering their original notes or prospective purchasers of exchange notes should consult their own tax advisors concerning the United
States federal income tax and any state or local income or franchise tax consequences in their particular situations and any consequences under the laws of any other taxing jurisdiction.

Consequences of Tendering Original Notes

      The exchange of original notes for the exchange notes pursuant to the exchange offer will not be treated as an "exchange" for United States federal income tax purposes because the exchange notes will not be considered to differ materially in kind or extent from the original notes. Rather, the exchange notes received by a noteholder will be treated as a continuation of the original notes in the hands of such noteholder. As a result, there will be no United States federal income tax consequences to noteholders exchanging the original notes for the exchange notes pursuant to the exchange offer. The noteholder must continue to include stated interest in income as if the exchange had not occurred. The adjusted basis and holding period of the exchange notes for any noteholder will be the same as the adjusted basis and holding period of the original notes. Similarly, there would be no United States federal income tax consequences to a holder of original notes that does not participate in the exchange offer.

United States Holders

      For purposes of this discussion, a "United States Holder" means:

      (1) a citizen or resident of the United States;

      (2) a partnership, corporation or other entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the law of the United States or of any State of the United States including the District of Columbia;

      (3) an estate the income of which is subject to United States federal income tax regardless of its source;

      (4) a trust, if either:

            (a) a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or

            (b) the trust was in existence on August 20, 1996 and elected to be treated as a United States person at all times thereafter;

      (5) any other person that is subject to United States federal income tax on interest income derived from a note as a result of such income being effectively connected with the conduct by such person of a trade or business within the United States; or

      (6) certain former citizens of the United States whose income and gain on the exchange notes will be subject to U.S. income tax.


      Payments of Interest

      Interest on an exchange note will be taxable to a United States Holder as ordinary interest income at the time it is received or accrued, depending on the noteholder's method of accounting for tax purposes.

      Disposition of an Exchange Note

      Upon the sale, exchange or retirement of an exchange note, a United States Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest, which will be treated as ordinary income) and such holder's adjusted basis in the exchange note. Such gain or loss generally will be long-term capital gain or loss if the holder's holding period in the exchange note was more than one year at the time of disposition.

      Backup Withholding and Information Reporting

      In general, information reporting requirements will apply with respect to non-corporate United States Holders to payments of principal and interest on an exchange note and the proceeds of the sale of an exchange note before maturity. A "backup withholding" tax at the applicable statutory rate will apply to such payments if the United States Holder fails to provide an accurate taxpayer identification number or to report all interest and dividends required to be shown on its federal income tax returns.

Payments to United States Aliens

      As used herein, a "United States Alien" is a person or entity that, for United States federal income tax purposes, is not a United States Holder (as defined above).

      Under current United States federal income and estate tax law:

      (1) payments of principal and interest on an exchange note by us or any paying agent to a noteholder that is a United States Alien will not be subject to withholding of United States federal income tax, provided that the noteholder:

            (a) does not actually or constructively own 10% or more of the combined voting power of our stock;

            (b) is not a controlled foreign corporation related to us through stock ownership;

            (c)  is  not  a  bank  receiving   interest   described  in  Section
      881(c)(3)(A) of the Code; and

            (d) provides a statement, under penalties of perjury (such as Form W-8BEN), to us that the holder is a United States Alien and provides its name and address;

      (2) a noteholder that is a United States Alien will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of such note, unless:

            (a) the gain is effectively connected with the conduct of a trade or business within the United States by the United States Alien; or

            (b) in the case of a United States Alien who is a nonresident alien individual and holds the exchange note as a capital asset, such holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met; and

      (3) an exchange note will not be subject to United States federal estate tax as a result of the death of a noteholder who is not a citizen or resident of the United States at the time of death, provided that:

            (a) such noteholder did not at the time of death actually or constructively own 10% or more of the combined voting power of all classes of our stock; and,

            (b) at the time of such noteholder's death, payments of interest on such exchange note would not have been effectively connected with the conduct by such noteholder of a trade or business in the United States.

      United States information reporting requirements and backup withholding tax will not apply to payments on an exchange note made outside the United States by us or any paying agent (acting in its capacity as such) to a noteholder that is a United States Alien provided that a statement described in
(1)(d) above has been received and neither we nor our paying agent has actual knowledge that the payee is not a United States Alien.

      Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of an exchange note effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury regulations), provided that such broker:

      (1) is a United States Alien;

      (2) derives less than 50% of its gross income for certain periods from the conduct of a trade or business in the United States; and

      (3) is not a controlled foreign corporation as to the United States or a foreign partnership in which one or more of its partners are "U.S. persons" as defined in U.S. Treasury regulations, who, in the aggregate, hold more than 50% of the income or capital interest in the partnership or a foreign partnership engaged in a United States trade or business (a person described in (1), (2) and (3) above being hereinafter referred to as a "foreign controlled person"). Payment of the proceeds of the sale of an exchange note effected outside the United States by a foreign office of any broker that is not a foreign controlled person will not be subject to backup withholding tax, but will be subject to information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a United States Alien and certain other conditions are met, or the beneficial owner otherwise establishes an exemption.

                              PLAN OF DISTRIBUTION

      We are making the exchange offer in reliance on the position of the staff of the Division of Corporation Finance of the SEC as defined in certain interpretive letters issued to third parties in other transactions.

      Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period not to exceed 90 days after the exchange offer has been completed, we will make this prospectus, as amended or supplemented, available to any broker-dealer that reasonably requests such document for use in connection with any such resale. Broker dealers who acquired original notes directly from us may


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

not rely on the staff's interpretations and must comply with the registration and prospectus delivery requirements of the Securities Act, including being named as a selling security holder, in order to resell the original notes or the exchange notes.

      We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

      For a period of 90 days after the exchange offer has been completed, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such document in the letter of transmittal. We have agreed to pay certain expenses incident to the exchange offer, other than commission or concessions of any brokers or dealers, and will indemnify the holders of the exchange notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

      By acceptance of this exchange offer, each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer agrees that, upon receipt of notice from us of the happening of any event which makes any statement in the prospectus untrue in any material respect or requires the making of any changes in the prospectus in order to make the statements therein not misleading (which notice we agree to deliver promptly to such broker-dealer), such broker-dealer will suspend use of the prospectus until we have amended or supplemented the prospectus to correct such misstatement or omission and have furnished copies of the amended or supplemental prospectus to such broker-dealer.

                                 LEGAL OPINIONS

      The validity of the exchange notes will be passed upon for us by James T. Foran, Esquire, Associate General Counsel of PSEG. The information contained in "Federal Income Tax Considerations" has been passed upon for us by Mr. Foran.


                                     EXPERTS

      The financial statements and the related financial statement schedule, incorporated in this prospectus by reference from the PSEG Power LLC Annual Report on Form 10-K for the year ended December 31, 2001 and the financial statements from which the Selected Financial Data included in this prospectus under the captions "Income Statement Data", "Balance Sheet Data", and Capital Expenditures under the caption "Other Data" for each of the five years in the period ended December 31, 2001 have been derived, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference and have been so incorporated and included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


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

================================================================================

                                  $600,000,000

                                [LOGO] PSEG
                                       Power LLC

                                Offer to Exchange

                    $600,000,000 6.95% Senior Notes due 2012
               Which have been registered under the Securities Act

                           For Any and All Outstanding
                    $600,000,000 6.95% Senior Notes due 2012
                        Which have not been so registered

================================================================================